Exhibit 10.1

Execution Version
IDEXX LABORATORIES, INC.
$75,000,000 3.25% Series A Senior Notes due February 12, 2022
$75,000,000 3.72% Series B Senior Notes due February 12, 2027
$50,000,000 (or Foreign Currency Equivalent) Private Shelf Facility

MULTICURRENCY NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

Dated December 19, 2014

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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INFORMATION SCHEDULE – AUTHORIZED OFFICERS

SCHEDULE A	—	INFORMATION RELATING TO SERIES A PURCHASERS AND SERIES B PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 5.6	—	DISCLOSED MATTERS

SCHEDULE 5.10(b)	—	ERISA

SCHEDULE 5.12	—	SUBSIDIARIES

SCHEDULE 8.6(b)	—	INITIAL SWAP AGREEMENT

SCHEDULE 10.1	—	EXISTING INDEBTEDNESS

SCHEDULE 10.2	—	EXISTING LIENS

EXHIBIT 1-A	—	FORM OF 3.25% SERIES A SENIOR NOTE DUE FEBRUARY 12, 2022

EXHIBIT 1-B	—	FORM OF 3.72% SERIES B SENIOR NOTE DUE FEBRUARY 12, 2027

EXHIBIT 1-C	—	FORM OF SHELF NOTE

EXHIBIT 2(c)	—	FORM OF REQUEST FOR PURCHASE

EXHIBIT 2(e)	—	FORM OF CONFIRMATION OF ACCEPTANCE

EXHIBIT 4.4(A)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY

EXHIBIT 4.4(B)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

EXHIBIT 4.11	—	FORM OF SUBSIDIARY GUARANTEE AGREEMENT

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IDEXX LABORATORIES, INC.
One IDEXX Drive
Westbrook, Maine 04092
$75,000,000 3.25% Series A Senior Notes due February 12, 2022
$75,000,000 3.72% Series B Senior Notes due February 12, 2027
$50,000,000 Private Shelf Facility
December 19, 2014
To Each of the Purchasers of Series A Notes Listed in
Schedule A Hereto (each a “Series A Purchaser”)
To Each of the Purchasers of Series B Notes Listed in
Schedule A Hereto (each a “Series B Purchaser”)
To Metropolitan Life Insurance Company
10 Park Avenue
Morristown, NJ 07962 (“MetLife”)
To each other MetLife Affiliate which becomes
bound by this agreement as hereinafter provided
(together with the Series A Purchasers and the
Series B Purchasers and MetLife,
each, a “Purchaser” and collectively, the “Purchasers”):
Ladies and Gentlemen:
IDEXX Laboratories, Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.3, the “Company”), agrees with MetLife and each of the Purchasers as follows:
1. AUTHORIZATION OF NOTES.
Section 1.1. Authorization of Issue of Series A Notes and Series B Notes. The Company will authorize the issue and sale of (i) $75,000,000 aggregate principal amount of its 3.25% Series A Senior Notes due February 12, 2022 (the “Series A Notes”, such term to include any such notes issued in substitution or exchange therefor or replacement thereof pursuant to Section 13), and (ii) $75,000,000 aggregate principal amount of its 3.72% Series B Senior Notes due February 12, 2027 (the “Series B Notes”, such term to include any such notes issued in substitution or exchange therefor or replacement thereof pursuant to Section 13). The Series A Notes shall be substantially in the form set out in Exhibit 1-A and the Series B Notes shall be substantially in the form set out in Exhibit 1-B. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.2. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its additional senior promissory notes (the “Shelf Notes”, such term to include any such notes issued in substitution or exchange therefor or replacement thereof pursuant to Section 13) in the aggregate principal amount of up to $50,000,000 (or its equivalent in the Accepted Currencies), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 15 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.2(e), to be substantially in the form of Exhibit 1-C attached hereto. The terms “Note” and “Notes” as used herein shall include each Series A Note, each Series B Note and each Shelf Note delivered pursuant to any provision of this Agreement. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, (vi) the same currency specification and (vii) the same date of issuance (which, in the case of a Note issued in substitution, exchange or replacement for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.
2. SALE AND PURCHASE OF NOTES.
Section 2.1. Sale and Purchase of Series A Notes and Series B Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Series A Purchaser and each such Series A Purchaser will purchase from the Company, at the Closing provided for in Section 3.1, Series A Notes in the principal amount specified opposite such Series A Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Series B Purchaser and each such Series B Purchaser will purchase from the Company, at the Closing provided for in Section 3.1, Series B Notes in the principal amount specified opposite such Series B Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 2.2. Sale and Purchase of Shelf Notes.
(a) Facility. MetLife is willing to consider, in its sole discretion and within limits which may be authorized for purchase by MetLife or MetLife Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of MetLife to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, the aggregate principal amount of Shelf Notes stated in Section 1.2, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. For purposes of the preceding sentence, all aggregate principal amounts of Notes and Accepted Notes shall be calculated in Dollars; with respect to any Notes denominated, or Accepted Notes to be denominated, in any Accepted Currency other than Dollars, the U.S. Dollar Equivalent of such Notes or Accepted Notes shall be used for such calculation. NOTWITHSTANDING THE WILLINGNESS OF METLIFE TO CONSIDER PURCHASES OF SHELF NOTES BY METLIFE OR METLIFE AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER METLIFE NOR ANY METLIFE AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY METLIFE OR ANY METLIFE AFFILIATE.
(b) Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary date is not a Business Day, the Business Day next preceding such anniversary), (ii) the thirtieth day after MetLife shall have given to the Company, or the Company shall have given to MetLife, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day), (iii) the last Closing Day after which there is no Available Facility Amount, (iv) the termination of the Facility under Section 12 of this Agreement and (v) the acceleration of any Note under Section 12 of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.
(c) Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to MetLife by telecopier or overnight delivery service, and shall (i) specify the currency (which shall be an Accepted Currency of the Shelf Notes to be issued pursuant thereto, (ii) specify in Dollars the aggregate principal amount of Notes (or the Dollar Equivalent of Notes to be denominated in Sterling or Euros) covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit 2(c) attached hereto. Each Request for Purchase shall be in writing signed by the Company and shall be deemed made when received by MetLife.

(d) Rate Quotes. Not later than five Business Days after the Company shall have given MetLife a Request for Purchase pursuant to Section 2.2(c), MetLife may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as MetLife may elect) interest rate spreads (expressed in basis points) for the several currencies, principal amounts (or the approximate Sterling Equivalent or Euro Equivalent in the case of Notes to be denominated in Sterling or Euros, as the case may be, as estimated by MetLife pursuant to the last sentence of this Section 2.4), maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a “Quotation”). Each Quotation shall represent the spread (expressed in basis points) at which MetLife or a MetLife Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof over the yield to maturity (i) in the case of Notes to be denominated in Dollars, on the on the run U.S. treasury security with a maturity corresponding to the average life of such Notes or in the absence of a single such U.S. treasury security, over the linearly interpolated yield to maturity on two such U.S. treasury securities with maturities on either side of the average life of such Notes (such single U.S. treasury security or two such U.S. Treasury securities being herein referred to as the “Designated Treasuries”), (ii) in the case of Notes to be denominated in Sterling, on the on the run U.K. gilt-edged security with a maturity corresponding to the average life of such Notes or in the absence of a single such gilt-edged security, over the linearly interpolated yield to maturity on two U.K. gilt-edged securities with maturities on either side of the average life of such Notes (such single gilt-edged security or two gilt-edged securities being herein referred to as the “Designated Gilt(s)”) and (iii) in the case of Notes to be denominated in Euros, on the on the run benchmark German Bund with a maturity corresponding to the average life of such Notes or in the absence of a single such benchmark German Bund, over the linearly interpolated yield to maturity on two benchmark German Bund with maturities on either side of the average life of such Notes (such single German Bund or two German Bunds being herein referred to as the “Designated Euro Securities”). In the event that a Request for Purchase shall include a request for Notes denominated in Sterling or Euros, the Quotation shall also specify the Designated Gilt(s) or Designated Euro Securities, as the case may be, the proposed Closing Day and the rate of exchange used by MetLife in calculating the approximate Sterling Equivalent or Euro Equivalent of the requested principal amount of such Note (it being understood that the final Sterling Equivalent or Euro Equivalent, as the case may be, of such requested principal amount shall be determined by MetLife at the time the Company accepts the relevant Quotation pursuant to Section 2.2(e)).
(e) Acceptance. Within the Acceptance Window, an Authorized Officer of the Company may, subject to Section 2.2(f), elect to accept on behalf of the Company a Quotation as to the aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying MetLife by telephone or telecopier within the Acceptance Window (but not earlier than 10:00 A.M. or later than 1:00 P.M., New York City local time) that the Company elects to accept such Quotation, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note” and such acceptance being herein called an “Acceptance”). The day the Company notifies MetLife of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. The interest rate on each Accepted Note shall be calculated by MetLife at the time of Acceptance as the sum of (i) the yield to maturity or the yield or linearly interpolated yield, as the case may be, on the Designated Treasuries, Designated Gilt(s) or the Designated Euro Securities, as the case may be, with a maturity corresponding to the average life of the Accepted Note plus (ii) the spread specified in the relevant Quotation. Any Quotation as to which MetLife does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on any such expired Quotation. Subject to Section 2.2(f) and the other terms and conditions hereof, the Company agrees to sell to MetLife or a MetLife Affiliate, and MetLife agrees to purchase or cause the purchase by MetLife Affiliate of, the Accepted Notes as to which Quotations shall have been provided to the Company for purchases by MetLife or MetLife Affiliates at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, MetLife and each MetLife Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 2(e) attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to MetLife within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, MetLife may at its election at any time prior to MetLife’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.
(f) Market Disruption. Notwithstanding the provisions of Section 2.2(e), any Quotation provided pursuant to Section 2.2(d) shall expire if prior to the time an Acceptance with respect to such Quotation shall have been notified to MetLife in accordance with Section 2.2(e), the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading (i) in securities generally on the New York Stock Exchange or (ii) in the domestic market for U.S. Treasury securities or derivatives (in the case of Shelf Notes to be denominated in Dollars), U.K. gilt-edged securities (in the case of Shelf Notes to be denominated in Sterling), German Bunds (in the case of Shelf Notes to be denominated in Euros), or other financial instruments or (iii) in the case of Shelf Notes to be denominated in a currency other than in Dollars, in the forward currency market, the financial futures market or the interest rate swap market, then such Quotations shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired Quotation. If the Company thereafter notifies MetLife of the Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and MetLife shall promptly notify the Company that the provisions of this Section 2.2(f) are applicable with respect to such Acceptance.
(g) Fees.
(i) Issuance Fee. The Company will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Day occurring 90 days or more after the Series A/B Closing Day in an amount equal to 0.125% (or such lesser fee as agreed upon between the Company and each Purchaser) of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day.

(ii) Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note:
(A) in the case of an Accepted Note denominated in Dollars, on the Cancellation Date or actual closing date of such purchase and sale, an amount (herein called the “Dollar Delayed Delivery Fee”) equal to the product of (1) the amount determined by MetLife to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the investment rate per annum on an alternative Dollar investment of the highest quality selected by MetLife and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day from time to time fixed for the delayed delivery of such Accepted Note, (2) the principal amount of such Accepted Note, and (3) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note and the denominator of which is 360 days; and
(B) in the case of an Accepted Note denominated in Sterling or Euros, on the Cancellation Date or actual closing date of such purchase and sale, an amount (herein called the “Non-Dollar Delayed Delivery Fee”) equal to the sum of (x) an amount equal to the product of (i) the difference between the Rate of Interest on the Accepted Note and the Overnight Investment Rate on funds deposited on each day from and including the original Closing Day for such Accepted Note, (ii) the aggregate principal amount of such Accepted Note and (iii) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360 in the case of Accepted Notes denominated in Euros and 365 in the case of Accepted Notes denominated in Sterling plus (y) any cost or expenses (if any) incurred by the Purchaser or any of its affiliates with respect to any interest rate and/or currency exchange agreement entered into by the Purchaser or such affiliate in connection with a delayed closing in relation to the Accepted Notes and upon request the Purchaser shall provide such Issuer with a certificate setting out the manner of calculation and the amount set out in such certificate shall be conclusive, save in the case of manifest error.
In no case shall a Delayed Delivery Fee be less than zero. The Delayed Delivery Fee described in clause (B) above shall be paid in the currency in which the Accepted Notes are denominated. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.3. If all conditions to Closing set forth in Section 4 hereof have been satisfied on the original Closing Day for any Accepted Notes (other than (x) Section 4.4(b) unless the Company or any Subsidiary Guarantor shall have failed to comply with any reasonable request of the Purchasers or their special counsel to provide information necessary for the Purchasers’ special counsel to deliver the opinion required by such clause (b), (y) Section 4.5 unless the Company shall have failed to comply with the request of any Purchaser pursuant to the last sentence of such Section and/or (z) Section 4.6 where failure to sell results from another Purchaser refusing to purchase or being unable to purchase for any reason specified in Section 4.5 unless the Company shall have failed to comply with the request of any Purchaser pursuant to the last sentence of such Section 4.5) and a Purchaser fails to purchase such Accepted Notes, the Company shall have no obligation to pay the Delayed Delivery Fee with respect to such Accepted Notes.
(iii) Cancellation Fee. If the Company at any time notifies MetLife or the Purchaser obligated to purchase any Accepted Note in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if MetLife or the Purchaser obligated to purchase any Accepted Note notifies the Company in writing under the circumstances set forth in the last sentence of Section 2.2(e) or the penultimate sentence of Section 3.3 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of any Accepted Note denominated in Sterling or Euros is not consummated on or prior to the day which is 20 Business Days after the Acceptance Day, or if the closing of the purchase and sale of any Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, or such twentieth Business Day after the Acceptance Day, being herein called the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note no later than one day after the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) equal to:
(A) in the case of an Accepted Note denominated in Dollars, the product of (1) the principal amount of such Accepted Note and (2) the quotient (expressed in decimals) obtained by dividing (y) the excess of the ask price (as determined by MetLife) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by MetLife) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (z) such bid price, with the foregoing bid and ask prices as reported on the Bridge\Telerate Service, or if such information ceases to be available on the Bridge\Telerate Service, any publicly available source of such market data selected by MetLife, and rounded to the second decimal place; and
(B) in the case of an Accepted Note denominated in Sterling or Euros, the aggregate of all costs and expenses (if any) incurred by such Purchaser or its affiliate with respect to any interest rate and/or currency exchange agreement entered into by the Purchaser or such affiliate and all unwinding costs incurred by such Purchaser or its affiliate on positions executed by or on behalf of it or such affiliate, in each case in contemplation of the Closing, in connection with fixing the coupon and the principal of the Accepted Note, provided, however, that any gain realized upon either unwinding interest rate hedging arrangements or currency swaps shall be offset against any unwinding costs incurred in either instance. Such positions include currency and interest rate swaps, futures, forwards, any government bond hedges and currency exchange contracts which are subject to substantial price volatility. Such costs may also include losses (if any) incurred by such Purchaser or its affiliate as a result of fluctuations in exchange rates. All unwinding costs incurred by such Purchaser shall be determined by such Purchaser in accordance with generally accepted financial practice in the sole discretion of such Purchaser and upon request the Purchaser shall provide the Company with a certificate setting out the manner of calculation and the amount set out in such certificate shall be conclusive, save in the case of manifest error.
In no case shall the Cancellation Fee be less than zero.
3. CLOSING.
Section 3.1. Series A/B Closing. The sale and purchase of the Series A Notes to be purchased by each Series A Purchaser and the Series B Notes to be purchased by each Series B Purchaser shall occur at the offices of Bingham McCutchen LLP, One State Street, Hartford, Connecticut 06103, at 10:00 A.M., New York City local time, at a closing (the “Series A/B Closing”) on February 12, 2015 or on such other Business Day thereafter as may be agreed upon by the Company, the Series A Purchasers and the Series B Purchasers (the day of the Series A/B Closing hereinafter referred to as the “Series A/B Closing Day”). At the Series A/B Closing the Company will deliver (i) to each Series A Purchaser the Series A Notes to be purchased by such Purchaser in the form of a single Series A Note (or such greater number of Series A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Series A/B Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor and (ii) to each Series B Purchaser the Series B Notes to be purchased by such Purchaser in the form of a single Series B Note (or such greater number of Series B Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Series A/B Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor, in each case by wire transfer of immediately available funds for the account of the Company to account number 458001259428 at Bank of America, N.A., 100 Middle Street, 2nd Floor, Portland, ME 04101-4100, Account name: IDEXX Laboratories Inc. Operating Account, Routing/Transit for Wires: 026009593. If at the Series A/B Closing the Company shall fail to tender such Series A Notes to any Series A Purchaser or such Series B Notes to any Series B Purchaser as provided above in this Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment. The Series A/B Closing and each Shelf Closing are hereafter sometimes each referred to as a “Closing”.

Section 3.2. Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Metropolitan Life Insurance Company, 10 Park Avenue, Morristown, New Jersey 07962-1902, Attention: Law Department or at such other place pursuant to the directions of MetLife, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes.
Section 3.3. Rescheduled Facility Closings. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 2:00 P.M., New York City local time, on such scheduled Closing Day notify MetLife (which notification shall be deemed received by each Purchaser) in writing whether (x) such closing is to be rescheduled (such rescheduled date to be (i) in the case of a Note denominated in Dollars, a New York Business Day during the Issuance Period not less than one New York Business Day and not more than 10 New York Business Days after such scheduled Closing Day or (ii) in the case of a Note denominated in a currency other than in Dollars, a Business Day during the Issuance Period not more than 20 Business Days after the Acceptance Day (each, a “Rescheduled Closing Day”)) and certify to MetLife (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.2(g)(ii) or (y) such closing is to be canceled as provided in Section 2.2(g)(iii). For the avoidance of doubt, in the event that a Rescheduled Closing Day is established pursuant to the preceding sentence in respect of Notes denominated in Sterling or Euros, the Notes to be issued on such Rescheduled Closing Day shall have the same maturities, installment payment schedules and interest payment periods as if such Notes had been issued on the original Closing Day. In the event that the Company shall fail to give such notice referred to in the second preceding sentence, MetLife (on behalf of each Purchaser) may at its election, at any time after 2:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless MetLife shall have otherwise consented in writing.
4. CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing for such Notes is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions (with respect to each Closing after the Series A/B Closing Day, in addition to the condition that the Series A/B Closing Day shall have occurred):

Section 4.1. Representations and Warranties.
The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the applicable Closing (except to the extent of changes caused by the transactions herein contemplated and except as updated pursuant to Section 5).
Section 4.2. Performance; No Default; No Material Adverse Effect.
The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 9.8), no Default or Event of Default shall have occurred and be continuing, no Change in Control shall have occurred and, with respect to the Series A/B Closing Day only, no event has occurred or condition exists, or existed, since December 31, 2013, that has had a Material Adverse Effect. With respect to the Series A/B Closing only, neither the Company nor any Subsidiary shall have entered into any transaction since September 30, 2014 that would have been prohibited by Sections 9 and 10 had such Sections applied since such date.
Section 4.3. Compliance Certificates.
(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that (i) the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled, (ii) with respect to the Series A/B Closing only, the execution, delivery and performance of this Agreement are permitted under each Material Credit Facility, and (iii) and the issuance of the Notes hereunder are permitted under each Material Credit Facility.
(b) Secretary’s or Director’s Certificate. Each of the Company and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement (in the case of the Company) and the Guaranty Agreement (in the case of such Subsidiary Guarantor), and (ii) its respective organizational documents as then in effect, certified by the Secretary of State in the applicable jurisdiction.
(c) Good Standing Certificates. Each of the Company and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of good standing or existence dated as of a recent date from the Secretary of state of its state of formation and each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

Section 4.4. Opinions of Counsel.
Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company and the other Credit Parties, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Morgan, Lewis & Bockius LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5. Purchase Permitted By Applicable Law, Etc.
On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6. Sale of Other Notes.
Contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A (in the case of the Series A Notes and the Series B Notes) or the applicable Confirmation of Acceptance (in the case of Shelf Notes).
Section 4.7. Payment of Fees.
(a) Without limiting the provisions of Section 15.1, the Company shall have paid to MetLife and each Purchaser on or before such Closing any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to Section 2.2(g)(i) and any Delayed Delivery Fee due pursuant to Section 2.2(g)(ii).
(b) Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Section 4.8. Private Placement Number.
A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes issued at such Closing.
Section 4.9. Changes in Corporate Structure.
Following the date of the most recent financial statements referred to in Section 5.4 and prior to the Series A/B Closing, the Company shall not have changed its jurisdiction of incorporation or organization, as applicable, and the Company shall not have been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity.
Section 4.10. Funding Instructions.
With respect to the Series A/B Closing only, at least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3.1 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.11. Subsidiary Guarantee Agreement; Confirmation and Reaffirmation of Guaranty.
(a) With respect to the Series A/B Closing only, each Purchaser shall have received a Subsidiary Guarantee Agreement substantially in the form of Exhibit 4.11 hereto (as amended, restated or otherwise modified from time to time, a “Subsidiary Guarantee Agreement”), duly executed and delivered by each Subsidiary of the Company, other than an Excluded Foreign Subsidiary, that Guarantees the Company’s obligations under, or is a co-obligor with respect to the Company’s obligations under, any Material Credit Facility.
(b) With respect to each Closing occurring after the Series A/B Closing and while any Subsidiary Guarantee Agreement is in place, each Subsidiary Guarantor shall have delivered to each Purchaser a confirmation and reaffirmation of its obligations under such Subsidiary Guarantee Agreement, in form and substance satisfactory to such Purchaser.
Section 4.12. Updated Schedules.
With respect to the Series A/B Closing Day only (schedule updates for subsequent Closings being provided in the applicable Request for Purchase), each Purchaser shall have received any updated schedules provided pursuant to Section 5 hereof, in form and substance reasonably acceptable to such Purchaser.

Section 4.13. Proceedings and Documents.
All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Purchasers and the holders of the Notes recognize and acknowledge that the Company may supplement the following representations and warranties in this Section 5, including the Schedules related thereto, on the Series A/B Closing Day (provided such supplements are reasonably acceptable to the Purchasers), and thereafter pursuant to a Request for Purchase; provided that no such supplement to any representation or warranty applicable to any particular Closing Day shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on any prior Closing Day or any determination of the falseness or inaccuracy thereof pursuant to Section 11(e). The Company represents and warrants to each Purchaser that:
Section 5.1. Organization; Powers.
Each Credit Party is duly organized, validly existing and in good standing (or its jurisdictional equivalent, if any) under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Credit Party and each Subsidiary is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 5.2. Authorization, Enforceability.
The Transactions are within each Credit Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and upon execution and delivery thereof, each Note will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.3. Governmental Approvals; No Conflicts.
The transactions contemplated hereunder (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any law or regulation, applicable to the Credit Parties or any Material Subsidiaries in any material respect or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Company or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Credit Parties, and (d) will not result in the creation or imposition of any Lien on any material asset of the Company or any of its Subsidiaries.
Section 5.4. Financial Condition.
The Company has delivered to each Purchaser of the Series A Notes, the Series B Notes and any Accepted Notes the following financial statements identified by a principal financial officer of the Company: (a) consolidated balance sheets of the Company and its Subsidiaries as at December 31st in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for each such year, all reported on by PricewaterhouseCoopers LLP or such other independent public accountants acceptable to the Required Holders and (b) consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods indicated and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes).
Section 5.5. Properties.
(a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6. Litigation and Environmental Matters.
(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions, as of the date of this Agreement.
(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.
Section 5.7. Compliance with Laws and Agreements.
Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
Section 5.8. Investment and Holding Company Status.
Neither the Company nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005.
Section 5.9. Taxes.
Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed (within any applicable extension) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.10. ERISA and Pensions.
(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than $10,000,000, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans by more than $10,000,000. For greater certainty, this subsection does not apply to Canadian Benefit Plans or Canadian Pension Plans.
(b) As of such Closing Day, Schedule 5.10(b) lists all Canadian Benefit Plans and Canadian Pension Plans currently maintained by or contributed to by the Company and its Subsidiaries. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. The Company and each of its Subsidiaries are in material compliance with and have performed all of their respective obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Schedule 5.10(b) and other than routine claims for benefits, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There has been no partial termination of any Canadian Pension Plan and, to the Company’s knowledge, no facts or circumstances have occurred or existed which could result in a partial termination of any Canadian Pension Plans.
(c) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.10(c) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.11. Disclosure.
None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to any Purchaser in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
Section 5.12. Subsidiaries.
As of such Closing Day, Schedule 5.12 is a complete list of each of the Company’s Subsidiaries and such Subsidiary’s jurisdiction of incorporation.
Section 5.13. Federal Regulations.
Neither the Company nor any of its Subsidiaries is engaged or will engage in any activities, nor shall use any portion of the proceeds of the Notes be used for any purpose, which in either case violate or are inconsistent with the provisions of Regulations T, U and X of the Board as now and from time to time hereafter in effect.
Section 5.14. Private Offering by the Company.
Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 10 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction. Neither the Company nor anyone acting on its behalf has, with respect to the Notes, engaged in any form of “general solicitation or general advertising” as defined under Rule 502(c) of the Securities Act.
Section 5.15. Foreign Assets Control Regulations, Etc.
(a) Neither the Company, the Subsidiaries or any Affiliates of the Company or, to the Company’s knowledge, any of the directors, officers, brokers or other agents of any of the foregoing entities acting or benefiting in any capacity in connection with this Agreement or any other capital raising transaction involving any holder of Notes or any such holder’s Affiliates, is a Designated Person.
(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Designated Person or will otherwise be used by the Company, the Subsidiaries or any Affiliates of the Company, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Designated Person, or (ii) otherwise in violation of any Sanctions Laws and Regulations.
(c) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company, each Subsidiary and each Affiliate of the Company is in compliance with all applicable current Anti-Money Laundering Laws and Sanctions Laws and Regulations.

(d) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.
6. REPRESENTATIONS OF THE PURCHASERS.
Section 6.1. Purchase for Investment; Accredited Investor.
(a) Each Purchaser severally represents that it is purchasing the Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).
(b) Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.
Section 6.2. Source of Funds.
Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:
(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f) the Source is a governmental plan; or
(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
7. [INTENTIONALLY OMITTED.]
8. PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1. Maturity; Required Prepayments.
(a) Series A Notes. As provided therein, the entire unpaid principal balance of the Series A Notes shall be due and payable on the stated maturity date thereof.
(b) Series B Notes. As provided therein, the entire unpaid principal balance of the Series B Notes shall be due and payable on the stated maturity date thereof.
(c) Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, as set forth in the Notes of such Series, provided that upon any partial prepayment of the Shelf Notes of any Series pursuant to Section 8.2, the principal amount of each required prepayment of the Shelf Notes of such Series becoming due under this Section 8.1(c) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Shelf Notes of such Series is reduced as a result of such prepayment.
Section 8.2. Optional Prepayments with Make-Whole Amount.
The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes, in an amount not less than $1,000,000 in the case of Dollar denominated Notes, £1,000,000 in the case of Sterling denominated Notes and €1,000,000 in the case of Euro denominated Notes, and integral multiples of $100,000, £100,00 or €100,000, respectively, in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount, if any, applicable to each Note to be prepaid, determined for the prepayment date with respect to such principal amount, plus, with respect to any Swapped Notes, any applicable Net Loss (if any) and less any applicable Net Gain (if any). The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for each Series of Notes due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments.
In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.1 or 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.4. Maturity; Surrender, Etc.
In the case of each optional prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, plus any applicable Net Loss (if any) and in each case, less any applicable Net Gain (if any). From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, plus any applicable Net Loss (if any) and in each case less any applicable Net Gain (if any), as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5. Purchase of Notes.
The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6. Make-Whole Amount.
(a) The term “Make-Whole Amount” means, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Non-Swapped Note, the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Non-Swapped Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Recognized British Government Bond Market Makers” means two internationally recognized dealers of gilt edged securities reasonably selected by MetLife.
“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by MetLife.
“Reinvestment Yield” means:
(a) with respect to the Called Principal of any Non-Swapped Note denominated in Dollars, 0.50% (fifty basis points) plus the yield to maturity implied by the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the Applicable Percentage plus the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

(b) with respect to the Called Principal of any Non-Swapped Note denominated in Euros, 0.50% (fifty basis points) plus the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace Page PXGE’ on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than such Remaining Average Life and (2) the benchmark German Bund with the maturity closest to and less than such Remaining Average Life; and
(c) with respect to the Called Principal of any Non-Swapped Note denominated in Sterling, 0.50% (fifty basis points) plus the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated “Page PXUK” on Bloomberg Financial Markets (or such other display as may replace “Page PXUK” on Bloomberg Financial Markets) for actively traded gilt-edged securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized British Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded gilt-edged security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded gilt-edged security with the maturity closest to and less than such Remaining Average Life.
The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Non-Swapped Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such

Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Non-Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
(b) The term “Make-Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that the Make-Whole Amount may not in any event be less than zero. All payments of Make-Whole Amount in respect of any Swapped Note shall be made in Dollars. For the purposes of determining the Make-Whole Amount with respect to any Swapped Note, the following terms have the following meanings:
“New Swap Agreement” means any cross-currency swap agreement pursuant to which the holder of a Swapped Note is to receive payment in Dollars and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason other than due to a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note.
“Original Swap Agreement” means, with respect to any Swapped Note, (x) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that is entered into on an arm’s length basis by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with the execution of a Confirmation of Acceptance with respect to such Swapped Note, and relates to the scheduled payments by the Company of interest and principal on such Swapped Note, under which the holder of such Swapped Note is to receive payments from the counterparty thereunder in Dollars and which is more particularly described on Schedule 8.6(b) hereto, (y) any Initial Swap Agreement that has been assumed (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) by a holder of a Swapped Note in connection with a transfer of such Swapped Note and (z) any Replacement Swap Agreement; and a “Replacement Swap Agreement” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm’s length basis by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a notional amount not exceeding the outstanding principal amount of such Swapped Note following a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Company a copy of the confirmation, assumption or termination related thereto.

“Swap Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be.
“Swapped Note” means any Shelf Note that is also a Non-Dollar Note and that as of the date of the Closing at which such Shelf Note was purchased is subject to a Swap Agreement. A “Swapped Note” shall no longer be deemed a “Swapped Note” at such time as the related Swap Agreement ceases to be in force in respect thereof.
“Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars due to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date, provided that if such Swap Agreement is not an Initial Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in U.S. Dollars which would have been due to the holder of such Swapped Note under the terms of the Initial Swap Agreement to which such holder was a party (or if such holder was never party to an Initial Swap Agreement, then the last Initial Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date.
“Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.
“Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, 0.50% (fifty basis points) plus the yield to maturity implied by the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities having a maturity equal to the Swapped Note Remaining

Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Swapped Note Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Swapped Note Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, 0.50% (fifty basis points) plus the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Swapped Note Called Notional Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Swapped Note Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Swapped Note Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Swapped Note Remaining Average Life. The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note.
“Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Notional Amount, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (x) such Swapped Note Called Notional Amount into (y) the sum of the products obtained by multiplying (1) the principal component of each Swapped Note Remaining Scheduled Swap Payments with respect to such Swapped Note Called Notional Amount by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Payments.
“Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date in respect of such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note Called Principal is made prior to its originally scheduled payment date, provided that if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8.2 or Section 12.1.
“Swapped Note Settlement Date” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7. Payments Due on Non-Business Days.
Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the maturity date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 8.8. Prepayment of Notes Upon Change in Control.
(a) Notice of Change in Control. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.
(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Change in Control Prepayment Date”) which shall be a Business Day. Such date shall be not less than 30 days and not more than 60 days after the Change in Control.
(c) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than 15 days prior to the Change in Control Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, plus any applicable Net Loss (if any) and less any applicable Net Gain (if any), but without Make-Whole Amount or other premium. The prepayment shall be made on the Change in Control Prepayment Date.
(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Change in Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.
Section 8.9. Prepayment in Connection with Asset Dispositions.
In the event the Company elects to make a Debt Prepayment Application pursuant to Section 10.3(g), the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note (which offer shall be in writing and shall offer to make such prepayment on a Business Day which is not less than 30 and not more than 60 days after the date of the notice of offer (the “Disposition Prepayment Date”)), together with accrued interest thereon to the date of such prepayment (but without Make-Whole Amount or other premium). Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer not later than 15 days prior to the Disposition Prepayment Date by giving notice of such acceptance or rejection to the Company, provided, however, that any holder of a Note who fails to so notify the Company not later than 15 days prior to the Disposition Prepayment Date shall be deemed to have rejected such offer. If any holder of a Note rejects or is deemed to have rejected such offer of prepayment in accordance with the preceding sentence, then, for the purposes of determining compliance with Section 10.3(g), the Company nevertheless will be deemed to have made a Debt Prepayment Application in an amount equal to the Ratable Portion for such Note. The Company shall prepay on the Disposition Prepayment Date the Ratable Portion of each Note held by the holders who have accepted such offer in accordance with this Section 8.9, together with accrued interest thereon to the date of such prepayment (but without Make-Whole Amount or other premium).
For purposes of this Section 8.9, “Ratable Portion” for any Note means, with respect to a Debt Prepayment Application, an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Senior Indebtedness multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries subject to such prepayment (or a required offer of such prepayment).

Section 8.10. Swap Breakage.
If any Swapped Note is prepaid pursuant to Section 8.2, 8.8 or 8.9, or has become or is declared to be immediately due and payable pursuant to Section 12.1, then (a) any resulting Net Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Company in Dollars upon any such prepayment or repayment of such Swapped Note and (b) any resulting Net Gain in connection therewith shall be deducted (i) from the Make-Whole Amount, if any, or any principal or interest to be paid to the holder of such Swapped Note by the Company upon any such prepayment of such Swapped Note pursuant to Section 8.2, 8.8 or 8.9 or (ii) from the Make-Whole Amount, if any, to be paid to the holder of such Swapped Note by the Company upon any such repayment of such Swapped Note pursuant to Section 12.1, provided that, in either case, the Make-Whole Amount in respect of such Swapped Note may not in any event be less than zero. Each holder of a Swapped Note shall be responsible for calculating its own Net Loss or Net Gain, as the case may be, and Swap Breakage Amount in Dollars upon the prepayment or repayment of all or any portion of such Swapped Note, and such calculations as reported to the Company in reasonable detail shall be binding on the Company absent demonstrable error.
As used in this Section 8.10 with respect to any Swapped Note that is prepaid or accelerated: “Net Loss” means the amount, if any, by which the Swapped Note Called Notional Amount exceeds the sum of (x) the Swapped Note Called Principal plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by the holder of such Swapped Note; and “Net Gain” means the amount, if any, by which the Swapped Note Called Notional Amount is exceeded by the sum of (x) the Swapped Note Called Principal plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by such holder. For purposes of any determination of any “Net Loss” or “Net Gain,” the Swapped Note Called Principal shall be determined by the holder of the affected Swapped Note by converting Applicable Currency into Dollars at the current Applicable Currency/Dollar exchange rate, as determined as of 10:00 A.M. (New York City time) on the day such Swapped Note is prepaid or accelerated as indicated on the applicable screen of Bloomberg Financial Markets and any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error.
As used in this Section 8.10, “Swap Breakage Amount” means, with respect to the Swap Agreement associated with any Swapped Note, in determining the Net Loss or Net Gain, the amount that would be received (in which case the Swap Breakage Amount shall be positive) or paid (in which case the Swap Breakage Amount shall be negative) by the holder of such Swapped Note as if such Swap Agreement had terminated due to the occurrence of an event of default or an early termination under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ISDA Master Agreement”); provided, however, that if such holder (or its predecessor in interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (x) the gain or loss (if any) which would have been received or incurred (by payment, through off-set or netting or otherwise) by the holder of such Swapped Note under the terms of the Original Swap Agreement (if any) in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and which would have arisen as a result of the payment of the Swapped Note Called Principal on the Swapped Note Settlement Date and (y) the gain or loss (if any) actually received or incurred by the holder of such Swapped Note, in connection with the payment of such Swapped Note Called Principal on the Swapped Note Settlement Date, under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party. The holder of such Swapped Note will make all calculations related to the Swap Breakage Amount in good faith and in accordance with its customary practices for calculating such amounts under the ISDA Master Agreement pursuant to which such Swap Agreement shall have been entered into and assuming for the purpose of such calculation that there are no other transactions entered into pursuant to such ISDA Master Agreement (other than such Swap Agreement).
The Swap Breakage Amount shall be payable in Dollars.
9. AFFIRMATIVE COVENANTS.
Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 on or after the date of this Agreement and prior to the Series A/B Closing Day, if such a failure occurs, then any of the Purchasers may elect not to purchase any Series A Notes or Series B Notes on the Series A/B Closing Day. The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:
Section 9.1. Financial Statements and Other Information.
The Company will furnish to the holders of the Notes:
(a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Senior Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year- end audit adjustments and the absence of footnotes;
(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Senior Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 10.7 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange or any applicable securities commission in Canada, or distributed by the Company to its shareholders generally, as the case may be; and
(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Required Holders may reasonably request. Any delivery of the items required to be delivered by (i) clauses (a), (b), and (d) of this Section by the Company shall be deemed to have been delivered to the holders of the Notes upon the filing of such items with the Securities and Exchange Commission or other applicable securities commission, provided that such items are readily available for public viewing on EDGAR, or (ii) clause (c) of this Section by the Company shall be deemed satisfied by delivery to the Company of such items for posting to Intralinks or other such similar system (to the extent Intralinks or such other system has been established, is functioning and is accessible to each holder of Notes). For the avoidance of doubt, in any event, any delivery of the items required to be delivered by this Section 9.1 by the Company shall be deemed to have been delivered to the holders of the Notes upon such items being delivered to the holders of the Notes by the Company in accordance with Section 18.
Section 9.2. Notices of Material Events.
The Company will furnish to the holders of the Notes prompt written notice of the following:
(a) the occurrence of any Default;
(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;
(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries with respect to any Plan in an aggregate amount exceeding $10,000,000; and
(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 9.3. Existence; Conduct of Business.
The Company (a) will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, preserve, renew and keep in full force and effect the rights, licenses, permits, privileges and franchises material to the conduct of its business, and (b) except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.3.
Section 9.4. Payment of Obligations.
The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be likely to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c)the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section 9.5. Maintenance of Properties; Insurance.
The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, except in the case of clause (a) herein, to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 9.6. Books and Records; Inspection Rights.
The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Required Holders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested, provided that such visits shall not occur more than once per calendar year unless an Event of Default has occurred and is continuing.

Section 9.7. Compliance with Laws.
The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 9.8. Use of Proceeds.
The proceeds of the Notes will be used only for general corporate purposes of the Company and its Subsidiaries, including stock repurchases, acquisitions and the refinancing of other indebtedness. No part of the proceeds of any Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
Section 9.9. Subsidiary Guarantors.
The Company will cause each of its Subsidiaries that guarantees the obligations of the Company or otherwise becomes liable with the Company at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness of the Company under any Material Credit Facility (but, in any case, other than an Excluded Foreign Subsidiary) to concurrently therewith:
(a) enter into a Subsidiary Guarantee Agreement; and
(b) deliver the following to each holder of a Note:
(i) an executed counterpart of such Subsidiary Guarantee Agreement;
(ii) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.3 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guarantee Agreement rather than the Company);
(iii) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guarantee Agreement and the performance by such Subsidiary of its obligations thereunder; and
(iv) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guarantee Agreement as the Required Holders may reasonably request.

10. NEGATIVE COVENANTS.
Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 10 on or after the date of this Agreement and prior to the Series A/B Closing Day, if such a failure occurs, then any of the Purchasers may elect not to purchase any Series A Notes or Series B Notes on the Series A/B Closing Day. The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:
Section 10.1. Indebtedness.
The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:
(a) Indebtedness created under any Subsidiary Guarantee Agreement;
(b) Indebtedness existing on the date hereof and up to the full commitment with respect to such Indebtedness as set forth in Schedule 10.1 and any extensions, renewals or replacements of any such Indebtedness to the extent the principal amount thereof is not increased beyond the commitment amount set forth in Schedule 10.1;
(c) Indebtedness of any Subsidiary to the Company or any other Subsidiary;
(d) Indebtedness of any Subsidiary Guarantors;
(e) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;
(f) Cash Pooling Obligations (i) owing from any Subsidiary to another Subsidiary or (ii) owing from any Subsidiary to any third party financial institution providing the cash management services in an aggregate amount not exceeding the aggregate amount of cash and cash equivalents securing such Cash Pooling Obligations;
(g) Indebtedness of any Subsidiary as an account party in respect of issued and undrawn (i) standby letters of credit in an amount not to exceed $10,000,000 (or its equivalent in other currencies), and (ii) trade letters of credit;
(h) Indebtedness of any Foreign Subsidiary so long as the amount of such Indebtedness, when combined with the Indebtedness of all other Foreign Subsidiaries incurred solely under this clause (h), does not exceed $100,000,000 (or its equivalent in other currencies) in the aggregate, the proceeds of which are repatriated to the Company or any US Subsidiary; and

(i) additional Indebtedness of Subsidiaries not to exceed 10% of the Company’s consolidated assets as of the most recently ended fiscal quarter for which financial statements are available.
Section 10.2. Liens.
The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (unless it makes, or causes to be made, effective provision whereby the Notes (and any guaranty delivered in connection therewith) will concurrently be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, including without limitation, an intercreditor agreement and opinions of counsel to the Company and/or such Subsidiary, as the case may be, from counsel reasonably acceptable to the Required Holders, such Liens being herein referred to as (“Equal and Ratable Liens”)) except:
(a) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 10.2; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) to the extent such Lien is on assets of a Subsidiary, such Lien shall secure only those obligations which it secures on the date hereof, up to the full commitment amount of Indebtedness as set forth on Schedule 10.1 or Schedule 10.2 and any extensions, renewals or replacements of any such Indebtedness to the extent the principal amount thereof is not increased beyond the commitment amount set forth on Schedule 10.1;
(b) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or any refinancing or replacement of such obligation which does not increase the principal amount of any such obligations), as the case may be;
(c) Liens on fixed or capital assets acquired, constructed or improved by the Company; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;
(d) Liens on fixed or capital assets acquired, constructed or improved by any Subsidiary; provided that (i) to the extent such Lien is on assets of a Subsidiary, such security interests secure Indebtedness permitted by clause (e) of Section 10.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;
(e) Liens on any cash and cash equivalents securing Cash Pooling Obligations permitted by Section 10.1(f)(ii);
(f) Permitted Encumbrances;
(g) Liens against the assets of the Company that is an employer under a Canadian Pension Plan, in respect of employee contributions withheld or remitted, until such time as the contributions are due to be paid into the fund of a Canadian Pension Plan pursuant to applicable law;
(h) any Lien arising under Article 24 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions; and
(i) additional Liens securing Indebtedness not to exceed 10% of the Company’s consolidated assets as of the most recently ended fiscal quarter for which financial statements are available; provided that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this clause (i) any Indebtedness outstanding under or pursuant to a Material Credit Facility (excepting only Liens on cash collateral required to be posted by the Company and or any Subsidiary under any Material Credit Facility to secure the exposure of any lender that has become a “Defaulting Lender” (as defined in such Material Credit Facility) for reimbursement obligations with respect to, or participations in, letters of credit or swingline loans) unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured by Equal and Ratable Liens.
Section 10.3. Fundamental Changes.
The Company will not, and will not permit any Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(a) any Subsidiary may merge with the Company in a transaction in which the Company is the surviving corporation;
(b) [intentionally omitted;]

(c) any Subsidiary (other than a Subsidiary Guarantor) may merge with any Person (other than a Subsidiary Guarantor or the Company) in a transaction in which the surviving entity is a Subsidiary;
(d) any Subsidiary Guarantor may merge with any Person in a transaction in which the surviving entity is a Subsidiary Guarantor or the Company, and the Company may merge with any Person in a transaction in which the surviving entity is the Company;
(e) the Company and any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company, a Subsidiary Guarantor or to another Subsidiary;
(f) any Subsidiary that is not a Subsidiary Guarantor may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes;
(g) the Company and any Subsidiary may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) other assets and properties so long as the Net Proceeds Amount with respect thereto is applied to a Debt Prepayment Application (including making an offer to prepay the Ratable Portion of the Notes in accordance with Section 8.9) or a Property Reinvestment Application within one year after such asset disposition (or with respect to cash proceeds received after such asset disposition is consummated, within one year after receipt of such cash proceeds); provided that the Net Proceeds Amount shall not be required to be applied to a Debt Prepayment Application or Property Reinvestment Application except to the extent that the aggregate net book value of the disposed assets giving rise to such Net Proceeds Amount, when combined with the aggregate net book value of all other assets disposed of and giving rise to Net Proceeds Amounts during the fiscal year in which such disposition occurs, exceeds 10% of the Company’s consolidated tangible assets as set forth on the Company’s most recently delivered audited financial statements, and only to the extent of such excess; and
(h) any Person may merge with and into the Company, any Subsidiary Guarantor or any of its direct or indirect wholly-owned Subsidiaries in an Acquisition.
Section 10.4. Priority Debt.
The Company will not, at any time, permit the aggregate amount of Priority Debt to exceed 10% of the Company’s consolidated assets as of the most recently ended fiscal quarter for which financial statements are available.
Section 10.5. Transactions with Affiliates.
The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its wholly owned Subsidiaries not involving any other Affiliate, (c) transactions otherwise expressly permitted by this Section 10, (d) Permitted Investments or (e) other transactions involving aggregate payments or other market value in an amount not to exceed $20,000,000.

Section 10.6. [Intentionally Omitted.]
Section 10.7. Financial Covenants.
(a) The Company will not permit the Consolidated Leverage Ratio as of the last day of any Reference Period to be greater than 3.50:1.00.
(b) For purposes of determining the Consolidated Leverage Ratio for any Reference Period, there shall be (i) included, at the Company’s discretion, in Consolidated EBITDA all Consolidated EBITDA attributable to any Person or business acquired by (and thereafter owned by) the Company or any Subsidiary of the Company during such period as if such Person or business had been acquired on the day before the first day of such period and (ii) excluded from such Consolidated EBITDA all Consolidated EBITDA attributable to any Person or business disposed of by the Company or any Subsidiary of the Company during such period as if such Person or business were disposed of on the first day of such period. For purposes hereof, the Consolidated EBITDA attributable to any such acquired or disposed Person or business prior to the date of acquisition or disposition thereof shall be determined in a manner consistent with the method for determining Consolidated EBITDA hereunder.
Section 10.8. Sanctions Laws and Regulations.
The Company will not and will not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any Person, (a) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations, or (b) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to any Transaction Document including, without limitation, the holders of the Notes. None of the funds or assets of the Company that are used to pay any amount due pursuant to any Transaction Document shall constitute funds obtained from transactions with or relating to Designated Persons that would result in a violation of any Sanctions Laws and Regulations by any party to any Transaction Document including, without limitation, the holders of the Notes.
11. EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing (provided, however, that although it will not be a Default or an Event of Default if any of the following conditions or events shall occur and be continuing prior to the Series A/B Closing Day, if any such condition or event shall occur and be continuing at any time during such period, then any of the Purchasers may elect not to purchase any Series A Notes or the Series B Notes on the Series A/B Closing Day):

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b) the Company defaults in the payment of any interest on any Note or any fee or any other amount (other than an amount referred to in clause (a) of this Section 11) payable under any Transaction Document, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, and such failure shall continue unremedied for a period of three Business Days; or
(c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 9.2, 9.3 (with respect to the Company’s existence) or 9.8 or in Section 10;
(e) the Company or any Subsidiary Guarantor shall fail to observe or perform any covenant, condition or agreement contained in any Transaction Document (other than those specified in clause (a), (b) or (d) of this Section 11), and such failure shall continue unremedied for a period of 30 days after notice thereof from any holder of Notes);
(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, beyond any applicable grace or cure period;
(g) any event or condition occurs (and continues beyond any applicable grace or cure period) that results in any Material Indebtedness becoming due prior to its scheduled maturity or being required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any requirement to deliver cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company to the holders of Convertible Indebtedness upon conversion thereof (other than any right to so convert such Indebtedness that is triggered by an event of default, a change of control or a similar event, however denominated), or (iii) any right of any holder of Convertible Indebtedness to require the repurchase, repayment or redemption of such Convertible Indebtedness on a predetermined date provided in the documentation for such Convertible Indebtedness (other than any right to so require the repurchase, repayment or redemption of such Convertible Indebtedness that is triggered by an event of default, a change of control or a similar event, however denominated) or, for the avoidance of doubt, any offer to repurchase, repay or redeem Convertible Indebtedness on such date or the delivery of a notice with respect thereto;

(h) an involuntary case, action or proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, receiver manager, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such case, action, proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i) the Company or any Material Subsidiary shall (i) voluntarily commence any case, action or proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 11, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver manager, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such case, action or proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j) the Company or any Material Subsidiary shall admit in writing its inability to pay its debts as they become due;
(k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (or its equivalent in other currencies) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment that is not promptly stayed;
(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries with respect to any Plan, in an aggregate amount exceeding $10,000,000 from and after the date of this Agreement; or
(m) any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, shall cease to be in full force and effect; or any Credit Party or any other Person shall contest in any manner the validity or enforceability of any Transaction Document; or any Credit Party shall deny that it has any or further liability or obligation under any Transaction Document, or shall purport to revoke, terminate or rescind any Transaction Document.

12. REMEDIES ON DEFAULT, ETC.
Section 12.1. Acceleration.
(a) If an Event of Default with respect to the Company described in Section 11(h) or (i) has occurred, all the Notes then outstanding shall automatically become immediately due and payable and the Facility shall automatically terminate.
(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable, and MetLife may at its option, by notice in writing to the Company, terminate the Facility.
(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount (if any), plus (in the case of clauses (x) and (y)) the Net Loss due on any Swapped Notes (if any), less (in the case of clause (y) only) any Net Gain with respect to such Swapped Notes (if any), determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount and of Net Loss with respect to Swapped Notes by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2. Other Remedies.
If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guarantee Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission.
At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, and any Net Loss, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, Net Loss, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4. No Waivers or Election of Remedies, Expenses, Etc.
No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guarantee Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1. Registration of Notes.
The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes.
Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A in the case of a Series A Note, substantially in the form of Exhibit 1-B in the case of a Series B Note, and substantially in the form of Exhibit 1-C in the case of a Shelf Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, €100,000 or £100,000, as the case may be, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than such minimum amounts. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 13.3. Replacement of Notes.
Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 (or its equivalent in any other currency) or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.
Section 14.1. Place of Payment.
Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Net Loss, if any, Net Gain, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2. Home Office Payment.
So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Net Loss, if any, and interest (in each case taking into account any applicable deduction for Net Gain as provided in Section 8.10) and all other amounts by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A (in the case of the Series A Notes and the Series B Notes) or as specified in such Purchaser’s Confirmation of Acceptance (in the case of a Shelf Note), or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
15. EXPENSES, ETC.
Section 15.1. Transaction Expenses.
Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guarantee Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guarantee Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guarantee Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guarantee Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,500. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.
Section 15.2. Survival.
The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guarantee Agreement or the Notes, and the termination of this Agreement.
16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guarantee Agreements embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
17. AMENDMENT AND WAIVER.
Section 17.1. Requirements.
This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1.1, 2.1, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, (b) (i) with the written consent of MetLife (and without the consent of any other holder of Notes), the provisions of Section 1.2 or 2.2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2.2 and 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes and (c) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount, Net Loss, Net Gain or Swap Breakage Amount (as applicable) on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20.
Section 17.2. Solicitation of Holders of Notes.
(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guarantee Agreement, unless such proposed amendment, waiver or consent relates only to a specific Series of Accepted Notes which have not yet been purchased, in which case such information will only be required to be delivered to the Purchasers which shall have become obligated to purchase Accepted Notes of such Series. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guarantee Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guarantee Agreement by a holder of a Note that has transferred or has agreed to transfer its Note (or otherwise in contemplation of a repurchase or prepayment of its Note) to the Company, any Subsidiary or any Affiliate of the Company or

any other Person in connection with, or in anticipation of, an acquisition of, tender offer for, or merger with the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3. Binding Effect, Etc.
Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guarantee Agreement applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or any Subsidiary Guarantee Agreement shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4. Notes Held by Company, Etc.
Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guarantee Agreement or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guarantee Agreement or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
18. NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i) if to MetLife, to an Authorized Officer set forth in the Information Schedule attached hereto, or at such other address as you or it shall have specified to the Company in writing,
(ii) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A (in the case of the Series A Notes and the Series B Notes) or as specified by such Purchaser in its Confirmation of Acceptance (in the case of Shelf Notes), or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(iii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer with a copy to the Office of General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.
Notwithstanding anything to the contrary in this Section 18, any communication pursuant to Section 2 shall be made by the method specified for such communication in Section 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a fax or e-mail communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received, with respect to a fax, at the fax terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other fax terminal as the party receiving the information shall have specified in writing to the party sending such information, and in the case of an e-mail, at the e-mail address listed for the party receiving the communication in the Information Schedule or at such other email address as the party receiving the information shall have specified in writing to the party sending such information.
19. REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.
(a) Each Purchaser agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company, (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to any Purchaser on a nonconfidential basis from a source other than the Company or (ix) to the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to any Purchaser on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Purchasers agrees to use reasonable commercial efforts (if it may legally do so) to provide prior notice of any disclosure of Information pursuant to clauses (ii) or (iii) above.
(b) EACH PURCHASER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 20(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.
(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE PURCHASERS PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH PURCHASER REPRESENTS TO THE COMPANY THAT IT HAS IDENTIFIED IN ITS NOTICE INFORMATION A CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

21. SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
22. MISCELLANEOUS.
Section 22.1. Successors and Assigns.
All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2. Accounting Terms.
Except as otherwise expressly provided herein, (i) all terms of an accounting or financial nature shall be construed in accordance with GAAP, (ii) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (iii) all financial statements shall be prepared in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Company or the Required Holders shall so request, the holders of the Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders, not to be unreasonably withheld or delayed); provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Notwithstanding anything to the contrary contained herein, unless the Company gives notice to the holders of the Notes that the Company has elected to proceed in accordance with the immediately preceding sentence, the definitions of Consolidated Total Debt, Consolidated EBITDA, Consolidated Interest Charges and Indebtedness and all provisions of Section 10 (to the extent such definitions and provisions relate to the accounting for operating leases) shall be calculated, and the Company’s compliance with such provisions (to such extent) shall be determined, on the basis of GAAP in effect as of the date of this Agreement, without giving effect to any subsequent changes. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 — Fair Value Option, International Accounting Standard 39 — Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 22.3. Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4. Construction, Etc.
Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 22.5. Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6. Governing Law.
This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7. Jurisdiction and Process; Waiver of Jury Trial.
(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b) The Company consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to such Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c) Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
Section 22.8. Judgment Currency.
Any payment on account of an amount that is payable hereunder in a specified currency (the “Specified Currency”) which is made to or for the account of any holder of a Note in lawful currency of any other jurisdiction (the “Other Currency”) whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of an Issuer shall constitute a discharge of the Company’s obligation under this Agreement only to the extent of the amount of the Specified Currency which such holder could purchase in the London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday) on which banks in London are generally open for business following receipt of the payment first referred to above. If the amount of the Specified Currency that could be so purchased is less than the amount of Specified Currency originally due to such holder, the

Company shall indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a Note from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.
Section 22.9. Determinations Involving Different Currencies.
In the event of any determination of the requisite percentage or the principal amount of any Notes of more than one currency, all Notes which are issued in a currency other than Dollars shall, for purposes of determining any such percentage or requisite principal amount, be deemed to have been converted into Dollars at the time that such determination is made at the exchange rate published in the Financial Times one Business Day prior to the date of determination.
Section 22.10. Transaction References.
The Company agrees that MetLife and MetLife Affiliates may (a) refer to its role in establishing the Facility, as well as the identity of the Company, the Series A Notes, the Series B Notes and the maximum aggregate principal amount of the Shelf Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.
Section 22.11. Release of Guarantees.
In the event (a) of a disposition of all the Equity Interests in a Subsidiary Guarantor to a Person other than the Company or an Affiliate of the Company in a transaction not prohibited by any covenant contained in this Agreement, (b) of the release of any Subsidiary Guarantor from all Guarantees granted by such Subsidiary Guarantor in connection with the then-existing Material Credit Facilities or (c) that (whether as a result of a release, refinancing or otherwise) the Guarantees granted by all Subsidiary Guarantors with respect to all then-existing Material Credit Facilities have been (or substantially contemporaneously with the release under the Subsidiary Guarantee Agreement will be) released, at the election of the Company and by written notice to each holder of Notes, each such Subsidiary Guarantor shall be discharged from all of its obligations and liabilities under its Subsidiary Guarantee Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under such Subsidiary Guarantee Agreement, (iii) each holder of Notes shall have received a certificate of a Responsible Officer to the foregoing effect and setting forth the information reasonably required to establish compliance with the foregoing requirements and (iv) to the extent that any fee is paid to lenders under the Material Credit Facility in connection with such Subsidiary Guarantor no longer being a borrower, co-obligor or guarantor, an equivalent fee (based upon the magnitude of the outstanding Notes compared to the magnitude of such Material Credit Facility) is paid ratably to the holders of the Notes based on the outstanding principal amount thereof. The holders of the Notes shall take such actions and execute such documents as the Company may reasonably request, at the Company’s sole expense, to evidence or confirm such release.
*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

IDEXX LABORATORIES, INC.

By:	/s/ Brian P. McKeon
Name:	Brian P. McKeon
Title:	Executive Vice President and Chief
Financial Officer
This Agreement is hereby accepted and
agreed to as of the date thereof.
METROPOLITAN LIFE INSURANCE COMPANY
METLIFE INSURANCE COMPANY USA

By:	/s/ John A. Wills
Name:	John A. Wills
Title:	Managing Director
METLIFE INSURANCE K.K.
by MetLife Investment Management, LLC, Its Investment Manager
AXIS REINSURANCE COMPANY
by MetLife Investment Management, LLC, Its Investment Manager
SYMETRA LIFE INSURANCE COMPANY
by White Mountains Advisors, LLC, as Investment Manager
by MetLife Investment Management, LLC, Its Sub-Investment Manager
UNION FIDELITY LIFE INSURANCE COMPANY
by MetLife Investment Management, LLC, Its Investment Adviser

By:	/s/ John A. Wills
Name:	John A. Wills
Title:	Managing Director

INFORMATION SCHEDULE
Authorized Officers for MetLife
C. Scott Inglis, Managing Director
John A. Wills, Managing Director
Jennifer Potenta, Director
Authorized Officers for the Company
Jonathan W. Ayers, President and Chief Executive Officer
Brian P. McKeon, Executive Vice President and Chief Financial Officer
Geoffrey S. Baur, Assistant Treasurer

SCHEDULE A
INFORMATION RELATING TO SERIES A PURCHASERS
AND SERIES B PURCHASERS

Name and Address of Purchaser	Note Registration Number and Principal Amount of Notes to be Purchased
METROPOLITAN LIFE INSURANCE COMPANY	RA-1; $3,000,000
1095 Avenue of the Americas
New York, New York 10036
(Securities to be registered in the name of Metropolitan Life Insurance Company)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	496577268
Account Name:	Metropolitan Life Insurance Company-Separate Account 728
Ref:	IDEXX Laboratories, Inc., 3.25%, Due February 12, 2022
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:
Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Facsimile (973) 355-4250
With a copy OTHER than with respect to deliveries of financial statements to:
Metropolitan Life Insurance Company
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Email: sec_invest_law@metlife.com

Schedule A-1

(3)	Original notes delivered to:
Metropolitan Life Insurance Company
Securities Investments, Law Department
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Dimitrios Kandylas, Esq.

(4)	Taxpayer I.D. Number: 13-5581829

Schedule A-2

Name and Address of Purchaser	Note Registration Number and Principal Amount of Notes to be Purchased
METROPOLITAN LIFE INSURANCE COMPANY	RB-1; $15,000,000
1095 Avenue of the Americas
New York, New York 10036
(Securities to be registered in the name of Metropolitan Life Insurance Company)
All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	002-2-410591
Account Name:	Metropolitan Life Insurance Company
Ref:	IDEXX Laboratories, Inc., 3.72%, Due 2/12/27
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.
All notices and communications:
Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Facsimile (973) 355-4250
With a copy OTHER than with respect to deliveries of financial statements to:
Metropolitan Life Insurance Company
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Email: sec_invest_law@metlife.com
Original notes delivered to:
Metropolitan Life Insurance Company
Securities Investments, Law Department
P.O. Box 1902
10 Park Avenue

Morristown, New Jersey 07962-1902
Attention: Dimitrios Kandylas, Esq.
Taxpayer I.D. Number: 13-5581829

Schedule A-3

Name and Address of Purchaser	Note Registration Number and Principal Amount of Notes to be Purchased
AXIS Reinsurance Company	RA-2; $25,000,000
11680 Great Oaks Way, Suite 500
Alpharetta, GA 30022 USA
(Securities to be registered in the name of Hare & Co)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	BNY Mellon
SWIFT:	IRVTUS3NAMS
ABA No.:	21000018
Account No.:	558155
Ref:	IDEXX Laboratories, Inc., 3.25% Due February 12, 2022
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:
AXIS Reinsurance Company
c/o MetLife Investment Management, LLC
Investments, Private Placements
P.O. Box 1902, 10 Park Avenue
Morristown, NJ 07962-1902
Attention: Managing Director
Facsimile: (973)355-4250
With a copy OTHER than with respect to deliveries of financial statements to:
AXIS Reinsurance Company
c/o MetLife Investment Management, LLC
Investments, Privates Placements
P.O. Box 1902, 10 Park Avenue
Morristown, NJ 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Email: sec_invest_law@metlife.com
and
AXIS Reinsurance Company c/o AXIS Capital
Jamie Steeves

AXIS House
92 Pitts Bay Road
Pembroke HM08 Bermuda

Schedule A-4

(3)	Original notes delivered to:
The Bank of New York Mellon Corporation
One Wall Street, Window A
3rd Floor, Attn: Anthony Saviano
New York, NY 10286 (Reference: Account No. 558155)
With COPIES OF THE NOTES emailed to: Kandylas, Dimitrios@metlife.com

(4)	Taxpayer I.D. Number: 51-0434766

Schedule A-5

Name and Address of Purchaser	Note Registration Number and Principal Amount of Notes to be Purchased
Symetra Life Insurance Company	RA-3 $12,500,000
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004-5135
(Securities to be registered in the name of CUDD and CO)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:
U.S. (USD)

Bank Name:	JPMorgan Chase
ABA:	021-000-021
Account No.:	9009000200
FFC:	P89526, Symetra Life Indexed Annuity 170 – Met Private
Ref:	IDEXX Laboratories, Inc., 3.25%, Due February 12, 2022
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:
Symetra Life Insurance Company (White Mountains Advisors, LLC)
c/o MetLife Investment Management, LLC
Investments, Private Placements
PO Box 1902, 10 Park Avenue
Morristown, NJ 07962-1902
Attention: Director
Facsimile: (973) 355-4250
With a copy OTHER than with respect to deliveries of financial statements to:
Symetra Life Insurance Company (White Mountains Advisors, LLC)
c/o MetLife Investment Management, LLC
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Email: sec_invest_law@metlife.com
and
White Mountains Advisors, LLC

Attn: Michael Persechino
200 Hubbard Road
Guilford, CT 06437

Schedule A-6

(3)	Original notes delivered to:
White Mountains Advisors, LLC
Attn: Michael Persechino
200 Hubbard Road
Guilford, CT 06437
With COPIES OF THE NOTES emailed to Kandylas, Dimitrios @metlife.com

(4)	Taxpayer I.D. Number: 91-0742147

Schedule A-7

Name and Address of Purchaser	Note Registration Number and Principal Amount of Notes to be Purchased
Symetra Life Insurance Company	RA-4; $12,500,000
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004-5135
(Securities to be registered in the name of CUDD and CO)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

U.S. (USD)
Bank Name:	JPMorgan Chase
ABA:	021-000-021
Account No.:	9009000200
FFC:	P89536, Symetra Life Deferred Annuity 196 – Met Private
Ref:	IDEXX Laboratories, Inc., 3.25% Due 2/12/22
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:
Symetra Life Insurance Company (White Mountains Advisors, LLC)
c/o MetLife Investment Management, LLC
Investments, Private Placements
PO Box 1902, 10 Park Avenue
Morristown, NJ 07962-1902
Attention: Director
Facsimile: (973) 355-4250
With a copy OTHER than with respect to deliveries of financial statements to:
Symetra Life Insurance Company (White Mountains Advisors, LLC)
c/o MetLife Investment Management, LLC
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Email: sec_invest_law@metlife.com
and
White Mountains Advisors, LLC

Attn: Michael Persechino
200 Hubbard Road
Guilford, CT 06437

Schedule A-8

(3)	Original notes delivered to:
White Mountains Advisors, LLC
Attn: Michael Persechino
200 Hubbard Road
Guilford, CT 06437
With COPIES OF THE NOTES emailed to _Kandylas, Dimitrios@metlife.com

(4)	Taxpayer I.D. Number: 91-0742147

Schedule A-9

Name and Address of Purchaser	Note Registration Number and Principal Amount of Notes to be Purchased
METLIFE INSURANCE COMPANY USA	RA-5; $15,000,000
c/o Metropolitan Life Insurance Company
1095 Avenue of the Americas
New York, New York 10036
(Securities to be registered in the name of MetLife Insurance Company USA)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	910-2-587434
Account Name:	MetLife Insurance Company USA
Ref:	IDEXX Laboratories, Inc., 3.25% Due 2/12/22
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:
MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Facsimile (973) 355-4250
With a copy OTHER than with respect to deliveries of financial statements to:
MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:
MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
Securities Investments, Law Department
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Dimitrios Kandylas, Esq.

(4)	Taxpayer I.D. Number: 06-0566090

Schedule A-10

Name and Address of Purchaser	Note Registration Number and Principal Amount of Notes to be Purchased
METLIFE INSURANCE COMPANY USA	RA-6; $7,000,000
c/o Metropolitan Life Insurance Company
1095 Avenue of the Americas
New York, New York 10036
(Securities to be registered in the name of MetLife Insurance Company USA, on behalf of its Separate Account SA (Structured Annuity))

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	496559365
Account Name:	MetLife Insurance Company USA, Separate Account SA (Structured Annuity)
Ref:	IDEXX Laboratories, Inc., 3.25% due 2/12/22
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:
MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Facsimile (973) 355-4250
With a copy OTHER than with respect to deliveries of financial statements to:
MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:
MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
Securities Investments, Law Department
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Dimitrios Kandylas, Esq.

(4)	Taxpayer I.D. Number: 06-0566090

Schedule A-11

Name and Address of Purchaser	Note Registration Number and Principal Amount of Notes to be Purchased
METLIFE INSURANCE COMPANY USA	RB-2; $15,000,000
c/o Metropolitan Life Insurance Company
1095 Avenue of the Americas
New York, New York 10036
(Securities to be registered in the name of MetLife Insurance Company USA)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	910-2-587434
Account Name:	MetLife Insurance Company USA
Ref:	IDEXX Laboratories, Inc., 3.72% Due 2/12/27
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:
MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Facsimile (973) 355-4250
With a copy OTHER than with respect to deliveries of financial statements to:
MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:
MetLife Insurance Company USA
c/o Metropolitan Life Insurance Company
Securities Investments, Law Department
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Dimitrios Kandylas, Esq.

(4)	Taxpayer I.D. Number: 06-0566090

Schedule A-12

Name and Address of Purchaser	Note Registration Number and Principal Amount of Notes to be Purchased
UNION FIDELITY LIFE INSURANCE COMPANY	RB-3; $30,000,000
C/O Jane Kipper
5700 Broadmoor
Suite 1000
Mission, KS 66202
(Securities to be registered in the name of Hare & Co.)
All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	Bank of New York Mellon
ABA Routing #:	21000018
Account No.:	GLA 111566
Ref:	UFLICCORE PP – IDEXX Laboratories, Inc., 3.72%, Due 2/12/27
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.
All notices and communications:
Union Fidelity Life Insurance Company
c/o MetLife Investment Management, LLC
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Facsimile (973) 355-4250
With a copy OTHER than with respect to deliveries of financial statements to:
Union Fidelity Life Insurance Company
c/o MetLife Investment Management, LLC
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Email: sec_invest_law@metlife.com
Original notes delivered to:
Bank of New York Mellon
1 Wall Street
3rd Floor Window A

New York, NY 10286
Attention: Anthony Saviano (FFC TAS No. 127028)
212-635-6764
With COPIES OF THE NOTES emailed to Kandylas, Dimitrios@metlife.com
Taxpayer I.D. Number: 310252460

Schedule A-13

Name and Address of Purchaser	Note Registration Number and Principal Amount of Notes to be Purchased
METLIFE INSURANCE K.K.	RB-4; $15,000,000.
4-1-3, Taihei, Sumida-ku
Tokyo, 130-0012 JAPAN
(Securities to be registered in the name of MetLife Insurance K.K.)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	Citibank New York
111 Wall Street, New York, New York 10005 (USA)
ABA Routing #:	21000089
Acct No./DDA:	30872002
Acct Name:	METLIFE PP USDF
Ref:	IDEXX Laboratories, Inc., 3.72%, Due 2/12/27
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:
Alico Asset Management Corp. (Japan)
Administration Department
ARCA East 7F, 3-2-1 Kinshi
Sumida-ku, Tokyo 130-0013 Japan
Attention: Administration Dept. Manager
Email: saura@metlife.co.jp
With a copy to:
MetLife Investment Management, LLC
Investments, Private Placements
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Facsimile: (973) 355-4250
With another copy OTHER than with respect to deliveries of financial statements to:
MetLife Investment Management, LLC
P.O. Box 1902
10 Park Avenue

Morristown, New Jersey 07962-1902
Attention: Chief Counsel-Securities Investments (PRIV)
Email: sec_invest_law@metlife.com

Schedule A-14

(3)	Original notes delivered to:
MetLife Investment Management, LLC
Securities Investments, Law Department
P.O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Dimitrios Kandylas, Esq.

(4)	Taxpayer I.D. Numbers: 98-1037269 (USA) and 00661996 (Japan)

Schedule A-15

SCHEDULE B
DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acceptance” is defined in Section 2.2(e).
“Acceptance Day” is defined in Section 2.2(e).
“Acceptance Window” means, with respect to any Quotation, the time period designated by MetLife during which the Company may elect to accept such Quotation. The Acceptance Window with respect to any Quotation is expected to be two minutes, but may be a shorter period if MetLife so elects.
“Accepted Currencies” means Dollars, Sterling and Euros.
“Accepted Note” is defined in Section 2.2(e).
“Acquisition” means the purchase or acquisition by any Person of (a) more than 40% of the Equity Interests with ordinary voting power of another Person or (b) all or any substantial portion of the property (other than Equity Interests) of another Person, whether or not involving a merger or consolidation with such Person.
“Affiliate” means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to MetLife, shall include any managed account, investment fund or other vehicle for which MetLife or any MetLife Affiliate acts as investment advisor or portfolio manager. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Anti-Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Applicable Currency” means (i) with respect to any Notes denominated in Dollars, Dollars, (ii) with respect to any Notes denominated in Euros, Euros and (iii) with respect to any Notes denominated in Sterling, Sterling.
“Applicable Percentage” is defined in Section 8.6.
“Authorized Officer” means (i) in the case of the Company, its chief executive officer, its chief financial officer, any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief

Schedule B-1

financial officer and delivered to MetLife, and (ii) in the case of MetLife, any officer of MetLife designated as its “Authorized Officer” in the Information Schedule or any officer of MetLife designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a lawyer in its law department. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom MetLife in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of MetLife by any individual who on or after the date of this Agreement shall have been an Authorized Officer of MetLife and whom the Company in good faith believes to be an Authorized Officer of MetLife at the time of such action shall be binding on MetLife even though such individual shall have ceased to be an Authorized Officer of MetLife.
“Available Facility Amount” is defined in Section 2.2(a).
“Bank Agreement” means that certain Amended and Restated Credit Agreement dated as of June 18, 2014, by and among IDEXX Laboratories, Inc., IDEXX Distribution, Inc., IDEXX Operations, Inc., IDEXX Reference Laboratories, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, IDEXX Europe B.V., the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and certain other parties thereto, as such agreement is amended, restated, supplemented or otherwise modified from time to time.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Business Day” means (i) other than as provided in clauses (ii) and (iii) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or London, England are authorized or required to be closed, (ii) for purposes of Section 2.2(c) only, any day which is both a New York Business Day and a day on which MetLife is open for business and (iii) for purposes of Section 8.5, (a) if with respect to Notes denominated in Dollars, a New York Business Day, (b) if with respect to Notes denominated in Sterling, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in London, England and (c) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in London, England and a day on which the Trans European Automated Real time Gross Settlement Express Transfer payment system (or any successor thereto) is open for the authorized settlement of payment in Euro.
“Called Principal” is defined in Section 8.6.
“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Credit Party or any Subsidiary of any Credit Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans or any benefit plan established, administered or maintained by a Governmental Authority.

Schedule B-2

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party or any Subsidiary of any Credit Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.
“Cancellation Date” is defined in Section 2.2(g)(iii).
“Cancellation Fee” is defined in Section 2.2(g)(iii).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Pooling Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) a majority of the members of the board of directors of the Company shall cease to be comprised of individuals (i) who were directors on the date hereof or (ii) whose election by the board of directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors who were either directors on the date hereof or whose election or nomination was previously so approved; or (c) the acquisition of direct or indirect Control of the Company by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof).
“Change in Control Prepayment Date” is defined in Section 8.8(b).
“Closing” is defined in Section 3.1.
“Closing Day” means, with respect to the Series A Notes and the Series B Notes, the Series A/B Closing Day, and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is

Schedule B-3

obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.3, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.2(g)(ii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” means IDEXX Laboratories, Inc., a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.3.
“Confirmation of Acceptance” is defined in Section 2.2(e).
“Consolidated” or “consolidated” means, with reference to any term defined herein, that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with GAAP.
“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, provincial, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation expense, (iv) amortization expense, (v) non- recurring transaction expenses incurred in connection with Acquisitions, (vi) non- cash charges associated with “Share Based Payments” as described in the Financial Accounting Standards Board Statement 123, as amended, and (vii) extraordinary and other non- recurring non- cash losses and charges, minus (b) non- recurring gains and non- operating gains resulting from divestitures of businesses or other asset disposals.
“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Consolidated Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Total Debt as of such date minus the amount of such Indebtedness represented by issued but undrawn letters of credit or bank guarantees, and minus Indebtedness incurred as guaranties or repurchase obligations on behalf of non- Subsidiaries under equipment purchase, lease or rental agreements, to (b) Consolidated EBITDA for the Reference Period ended on such date.

Schedule B-4

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for such period determined in accordance with GAAP.
“Consolidated Total Debt” means, as of any date of determination, the outstanding principal amount on such date of all Indebtedness of the Company and its Subsidiaries on a consolidated basis, excluding any Indebtedness permitted under Section 10.1(f).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Indebtedness” means Indebtedness convertible at the option of the holder thereof into common stock of the Company, cash or a combination of common stock and cash (as provided in the documentation governing such Indebtedness).
“Credit Party” means the Company and the Subsidiary Guarantors.
“Debt Prepayment Application” means, with respect to any asset disposition, the application by the Company or any Subsidiary thereof of cash in an amount equal to the Net Proceeds Amount (or portion thereof) with respect to such asset disposition to pay Senior Indebtedness of the Company or such Subsidiary.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, the lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Rate” with respect to any Note, has the meaning given in such Note.
“Delayed Delivery Fee” means a Dollar Delayed Delivery Fee or a Non-Dollar Delayed Delivery Fee.
“Designated Euro Securities” is defined in Section 2.2(d).
“Designated Gilt(s)” is defined in Section 2.2(d).
“Designated Person” means a Person (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order; (b) named as a “Specially Designated National and Blocked Person” (an “SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the subject of any Sanctions Laws and Regulations; or (c) in which a Person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.
“Designated Treasuries” is defined in Section 2.2(d).

Schedule B-5

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 5.6.
“Discounted Value” is defined in Section 8.6.
“Disposition Prepayment Date” is defined in Section 8.9.
“Designated Gilt(s)” is defined in Section 2.2(d).
“Designated Treasuries” is defined in Section 2.2(d).
“Dollar Delayed Delivery Fee” is defined in Section 2.2(g)(ii)(A).
“Dollar Equivalent” means in respect of any Note, the amount of Dollars specified for such Note in the Request for Purchase relating to such Note.
“Dollars” and “$” shall mean lawful currency of the United States of America.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders- in-council, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority; relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release or presence of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the presence of or exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equal and Ratable Liens” is defined in Section 10.2.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Schedule B-6

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Sections 302, 303, 304 and 305 of ERISA and Sections 412, 430, 431, 432 and 436 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Sections 412 and 431 of the Code or Sections 302 and 304 of ERISA), whether or not waived, or the determination that any Multiemployer Plan is in either “endangered status” or “critical status” (as defined in Section 432 of the Code or Section 305 of ERISA), or the failure of any Plan that is not a Multiemployer Plan to satisfy the minimum funding standards of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, or the determination that any Plan that is not a Multiemployer Plan is in “at- risk” status (as defined in Section 430(i) of the Code or Section 303(i) of ERISA) or the imposition of any lien on the Company or any of its ERISA Affiliates pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Euro” and “€” means the single currency of Participating Member States of the European Union.
“Euro Equivalent” means the principal amount of Notes specified by the Company in a Request for Purchase (expressed in Dollars), converted into Euros at the rate of exchange determined by MetLife at the time the Company accepts the relevant Quotation pursuant to Section 2.2(e).
“Event of Default” is defined in Section 11.
“Excluded Foreign Subsidiary” means any Foreign Subsidiary that is a borrower or guarantor under a Material Credit Facility, but does not Guarantee Indebtedness of the Company or any US Subsidiaries under a Material Credit Facility.
“Executive Order” has the meaning assigned to such term in the definition of “Sanctions Laws and Regulations”.

Schedule B-7

“Facility” is defined in Section 2.2(a).
“Foreign Subsidiary” means each Subsidiary that is organized outside of the United States of America, any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Material” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, contaminants, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by MetLife) most closely matches the duration of such Accepted Note.
“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1; provided, however, that if such Person is a nominee, then for the purposes of Sections 9.1, 9.2, 9.6, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

Schedule B-8

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“ISDA Master Agreement” is defined in Section 8.10.
“Issuance Fee” is defined in Section 2.2(g)(i).
“Issuance Period” is defined in Section 2.2(b).
“ITA” means the Income Tax Act (Canada) and the regulations thereunder or any successor law purported to cover the same subject matter, as amended from time to time.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities securing any Indebtedness.
“Make-Whole Amount” is defined in Section 8.6.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition, of the Company and the Subsidiaries taken as a whole, or (b) the validity, legality, binding effect or enforceability of this Agreement or any of the other Transaction Documents or the rights or remedies of the holders of the Notes hereunder or thereunder.

Schedule B-9

“Material Credit Facility” means, as to the Company and its Subsidiaries,
(a) the NYL Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof;
(b) the Bank Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof;
(c) the Prudential Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof; and
(d) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date hereof by the Company or the Company and any Subsidiary as co-obligors on Indebtedness of the Company, or in respect of which the Company or any Subsidiary otherwise provides a guarantee or other credit support for indebtedness of the Company or any other Subsidiary (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).
“Material Foreign Subsidiary” means a Subsidiary of the Company organized in a jurisdiction outside of the United States of America which by itself or together with its Subsidiaries, accounts (excluding intercompany receivables and goodwill) for a portion of assets or EBITDA comprising 5% or more of the Company’s consolidated assets or Consolidated EBITDA as of the end of or for the most recently ended Reference Period.
“Material Indebtedness” means Indebtedness (other than the Notes), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiaries” means, collectively, the Material Foreign Subsidiaries and the Material US Subsidiaries.
“Material US Subsidiary” means a Subsidiary of the Company organized in a jurisdiction within the United States of America which (a) is a Subsidiary Guarantor or (b) by itself or together with its Subsidiaries, accounts (excluding intercompany receivables and goodwill) for a portion of assets or EBITDA comprising 5% or more of the Company’s consolidated assets or Consolidated EBITDA as of the end of or for the most recently ended Reference Period.

Schedule B-10

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“MetLife” is defined in the addressee line to this Agreement.
“MetLife Affiliate” means any Affiliate of MetLife.
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“NAIC Annual Statement” is defined in Section 6.2(a).
“Net Gain” is defined in Section 8.10.
“Net Loss” is defined in Section 8.10.
“Net Proceeds Amount” means, with respect to any asset disposition of any asset by the Company or any Subsidiary thereof, an amount equal to the difference of (a) the aggregate amount of consideration (valued at the fair market value thereof by the Company or such Subsidiary in good faith) received by the Company or Subsidiary in respect of such asset disposition, minus (b) all applicable taxes and all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the Company or Subsidiary in connection with such asset disposition.
“New Swap Agreement” is defined in Section 8.6(b).
“New York Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.
“Non-Dollar Delayed Delivery Fee” is defined in Section 2.2(g)(ii)(B).
“Non-Swapped Note” means any Note other than a Swapped Note.
“Notes” is defined in Section 1.2.
“NYL Agreement” means that certain Note Purchase Agreement dated as of December 11, 2013, by and among IDEXX Laboratories, Inc., New York Life Insurance Company, and the other purchasers party thereto from time to time, as such agreement is amended, restated, supplemented or otherwise modified from time to time.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of any Credit Party arising under any Transaction Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any other Credit Party of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Schedule B-11

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Original Swap Agreement” is defined in Section 8.6(b).
“Other Currency” is defined in Section 22.8.
“Overnight Investment Rate” means (a) with respect to an Accepted Note denominated in Sterling, the actual rate of interest, if any received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of Sterling designated for the purchase of such Accepted Note and (b) with respect to an Accepted Note denominated in Euros, the actual rate of interest, if any received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of Euros designated for the purchase of such Accepted Note, it being understood in each case that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 9.4;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 9.4;
(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d) pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 11;
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

Schedule B-12

(g) Liens in respect of social regulations or benefit plans imposed by Governmental Authorities of foreign countries in which the Credit Parties or their Affiliates conduct business;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means:
(h) investments by the Company in its Subsidiaries (or Persons that become Subsidiaries at the time of such investment);
(i) investments by Subsidiaries in other Subsidiaries (or Persons that become Subsidiaries at the time of such investment);
(j) loans or advances made by the Company to any Subsidiary or made by any Subsidiary to a Company or any other Subsidiary;
(k) Guarantees constituting Indebtedness not prohibited by Section 10.1;
(l) investments pursuant to Acquisitions; and
(m) investments in non-Subsidiaries (not constituting an Acquisition); provided, that all such investments after the date hereof shall not exceed, in the aggregate, an amount equal to 20% of the Company’s consolidated assets for the most recently ended fiscal quarter for which financial statements are available prior to such investment.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Priority Debt” means, at any time, without duplication, the sum of (i) Indebtedness or other liabilities or obligations of the Company or any Subsidiaries secured by Liens (other than Liens permitted under clauses (a) through (h) of Section 10.2 and any Equal and Ratable Liens), plus (ii) Indebtedness of Subsidiaries of the Company other than Indebtedness permitted under clauses (a) through (h) of Section 10.1.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

Schedule B-13

“Property Reinvestment Application” means, with respect to any asset disposition, the application of the Net Proceeds Amount (or a portion thereof) with respect to such asset disposition to the acquisition by the Company or any Subsidiary of fixed or capital assets of the Company or any Subsidiary or any other assets or property to be used in the business of such Person.
“Prudential Agreement” means that certain Note Purchase and Private Shelf Agreement, dated as of July 21, 2014 by and among the Company, Prudential Investment Management, Inc., and the purchasers party thereto from time to time, as such agreement is amended, restated, supplemented or otherwise modified from time to time.
“PTE” is defined in Section 6.2(a).
“Purchaser” is defined in the addressee line to this Agreement.
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Quotation” shall have the meaning provided in paragraph 2.2(d).
“Ratable Portion” is defined in Section 8.9.
“Rate of Interest” means, with respect to any Accepted Note, the rate of interest fixed for such Note.
“Reference Period” means, as of the last day of any fiscal quarter, the period of four (4) consecutive fiscal quarters of the Company and its Subsidiaries ending on such date.
“Reinvestment Yield” is defined in Section 8.6.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Remaining Average Life” is defined in Section 8.6.
“Remaining Scheduled Payments” is defined in Section 8.6.
“Reported” is defined in Section 8.6.
“Request for Purchase” is defined in Section 2.2(c).
“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes (without regard to Series) at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Rescheduled Closing Day” is defined in Section 3.3.

Schedule B-14

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Sanctions Laws and Regulations” means, collectively, (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by OFAC, and (B) any sanctions measures imposed by the United Nations Security Council, the European Union or the United Kingdom.
“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief executive officer, chief financial officer, treasurer or Vice President of Corporate Finance of the Company.
“Senior Indebtedness” means and includes any Indebtedness of the Company or any Subsidiary thereof owing to any Person other than the Company, a Subsidiary thereof or an Affiliate and which is not expressed to be junior or subordinate to any other Indebtedness of the Company or any Subsidiary.
“Series” is defined in Section 1.2.
“Series A/B Closing” is defined in Section 3.1.
“Series A/B Closing Day” is defined in Section 3.1.
“Series A Notes” is defined in Section 1.1.
“Series A Purchaser” is defined in the addressee line to this Agreement.
“Series B Notes” is defined in Section 1.1.
“Series B Purchaser” is defined in the addressee line to this Agreement.
“Settlement Date” is defined in Section 8.6.
“Shelf Closing” means, with respect to any Series of Shelf Notes, the closing of the sale and purchase of such Series of Shelf Notes.
“Shelf Notes” is defined in Section 1.2.
“Source” is defined in Section 6.2.

Schedule B-15

“Specified Currency” is defined in Section 22.8.
“Sterling” and “£” means the lawful currency of the United Kingdom prior to the United Kingdom becoming a Participating Member State.
“Sterling Equivalent” means the principal amount of Notes specified by the Issuer in a Request for Purchase (expressed in Dollars), converted into Sterling at the rate of exchange determined by MetLife at the time the Company accepts the relevant Quotation pursuant to Section 2.2(e).
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of the Company.
“Subsidiary Guarantors” means those Subsidiaries of the Company that execute and deliver a Subsidiary Guarantee Agreement.
“Subsidiary Guarantee Agreement” is defined in Section 4.11.
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Swap Agreement” (a) other than as used in Section 8.6(b) and Section 8.10, means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities (or prices thereof), or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement, and (b) as used in Section 8.6(b) and Section 8.10, has the meaning provided in Section 8.6(b).
“Swap Breakage Amount” is defined in Section 8.10.
“Swapped Note” is defined in Section 8.6(b).

Schedule B-16

“Swapped Note Called Notional Amount” is defined in Section 8.6(b).
“Swapped Note Called Principal” is defined in Section 8.6(b).
“Swapped Note Settlement Date” is defined in Section 8.6(b).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transaction Documents” means this Agreement, the Notes and each Subsidiary Guarantee Agreement.
“Transactions” means the execution, delivery and performance by each Credit Party of the Transaction Documents to which it is or is to be a party, the issuance of the Notes and the use of the proceeds thereof.
“U.S. Dollar Equivalent” means, with respect to any Note or Accepted Note denominated or to be denominated in any Accepted Currency other than Dollars (“Non-Dollar Notes”), the Dollar equivalent of the principal amount of such Non-Dollar Notes, in each case, as set forth in the records of MetLife.
“US Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed

Schedule B-17

to refer to Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible assets and properties, including cash, securities, accounts and contract rights.

Schedule B-18

EXHIBIT 1-A
[Form of Series A Note]
IDEXX LABORATORIES, INC.
3.25% Series A Senior Note Due February 12, 2022

No. RA-[ ]	[Date]

U.S. $ [ ]	PPN: 45168D B#0
FOR VALUE RECEIVED, the undersigned, IDEXX LABORATORIES, INC. (herein called the “Company”), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on February 12, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.25% per annum from the date hereof, payable semiannually, on the 12th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to 5.25%, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Series A Senior Notes (herein called the “Notes”) issued pursuant to the Multicurrency Note Purchase and Private Shelf Agreement, dated as of December 19, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company, Metropolitan Life Insurance Company and each MetLife Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1-A-1

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

IDEXX LABORATORIES, INC.

By:

Name:
Title:

Exhibit 1-A-2

EXHIBIT 1-B
[Form of Series B Note]
IDEXX LABORATORIES, INC.
3.72% Series B Senior Note Due February 12, 2027

No. RB-[ ]	[Date]

U.S. $ [ ]	PPN: 45168D C*3
FOR VALUE RECEIVED, the undersigned, IDEXX LABORATORIES, INC. (herein called the “Company”), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on February 12, 2027, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.72% per annum from the date hereof, payable semiannually, on the 12th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to 5.72%, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Series B Senior Notes (herein called the “Notes”) issued pursuant to the Multicurrency Note Purchase and Private Shelf Agreement, dated as of December 19, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company, Metropolitan Life Insurance Company and each MetLife Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1-B-1

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

IDEXX LABORATORIES, INC.

By:

Name:
Title:

Exhibit 1-B-2

EXHIBIT 1-C
[Form of Shelf Note]
IDEXX LABORATORIES, INC.

No. [ ]	[Date]
PPN [                    ]
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST PERIOD AND INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:
FOR VALUE RECEIVED, the undersigned, IDEXX LABORATORIES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] [DOLLARS][EUROS][STERLING] [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),][, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest [(computed on the basis of a 360-day year of twelve 30 day months - for Dollar denominated Note or Euro denominated Note)] [(computed on the basis of a 365-day year - for Sterling denominated Note)] (a) on the unpaid balance hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to 2% over the interest rate specified above, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount [and Net Loss] with respect to this Note are to be made in lawful money of the [United States of America] [United Kingdom] [the single currency of the European Union] at JPMorgan Chase Bank, N.A. in [New York] [London, England] [Frankfurt, Germany] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Multicurrency Note Purchase and Private Shelf Agreement, dated as of December 19, 2014 (as from time to time amended, the “Note Purchase Agreement”), between the Company, Metropolitan Life Insurance Company and each MetLife Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20

Exhibit 1-C-1

of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
[The Company will make required prepayments of principal on the dates and in the amounts specified above and in the Note Purchase Agreement.] This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount [and Net Loss]) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

IDEXX LABORATORIES, INC.

By:

Name:
Title:

Exhibit 1-C-2

EXHIBIT 2(c)
[FORM OF REQUEST FOR PURCHASE]
[                    ]
Reference is made to the Multicurrency Note Purchase and Private Shelf Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 19, 2014, between IDEXX LABORATORIES, INC. (the “Company”), on the one hand, and Metropolitan Life Insurance Company (“MetLife”), the Series A Purchasers, the Series B Purchasers and each MetLife Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.
Pursuant to Section 2.2(c) of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Currency: [Dollars / Sterling / Euros]

2.	Aggregate principal amount of the Shelf Notes covered hereby (the “Notes”) [$][£][€][1]

3.	Interest Rate Interest Payment Period: [quarterly or semiannually in arrears]

4.	Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period
[ ] in arrears

5.	Use of proceeds of the Notes:

6.	Proposed day for the closing of the purchase and sale of the Notes:

7.	The purchase price of the Notes is to be transferred to:

Name and Address and ABA Routing Number of Bank	Number of Account

1	Minimum principal amount of $10,000,000 (or its equivalent in Sterling or Euros).

Exhibit 2(c)-1

8.
The Company certifies that (a) [except as set forth on Exhibit A hereto,] the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

9.	The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

Dated:	[ ]

By:

Authorized Officer

Exhibit 2(c)-2

EXHIBIT A
SUPPLEMENTAL REPRESENTATIONS
The Section references hereinafter set forth correspond to the similar sections of the Agreement which are supplemented hereby:

Exhibit 2(c)-3

EXHIBIT 2(e)
[FORM OF CONFIRMATION OF ACCEPTANCE]
Reference is made to the Multicurrency Note Purchase and Private Shelf Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 19, 2014 between IDEXX LABORATORIES, INC. (the “Company”), on the one hand, and Metropolitan Life Insurance Company (“MetLife”), the Series A Purchasers, the Series B Purchasers and each MetLife Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.
MetLife or the MetLife Affiliate which is named below as a Purchaser of Shelf Notes hereby confirms the representations as to such Shelf Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of the Agreement applicable to the Purchasers or holders of the Notes.
Pursuant to Section 2.2(e) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

1.	Accepted Notes: Aggregate principal amount $

(A)	(a) Name of Purchaser:

(b)	Principal amount:

(c)	Final maturity date:

(d)	Principal prepayment dates and amounts:

(e)	Interest rate:

(f)	Interest payment period: [ ] in arrears

(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule

(h)	Swap Description (if applicable): As attached hereto.

(B)	(a) Name of Purchaser:

(a)	Principal amount:

(b)	Final maturity date:

(c)	Principal prepayment dates and amounts:

(d)	Interest rate:

(e)	Interest payment period: [ ] in arrears

(f)	Payment and notice instructions: As set forth on attached Purchaser Schedule

(g)	Swap Description (if applicable): As attached hereto.

[(C),	(D) same information as above.]

Exhibit 2(e)-1

2.	Closing Day:

[ ]

By:

Name:

Title:

Dated:

METROPOLITAN LIFE INSURANCE COMPANY

By:

Vice President

[METLIFE AFFILIATE]

By:

Vice President
[ATTACH PURCHASER SCHEDULES]

Exhibit 2(e)-2

EXHIBIT 4.4(a)
FORMS OF OPINIONS OF SPECIAL COUNSEL
TO THE COMPANY
The following opinions are to be provided by United States counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.
1. Each of the Company, Operations, Reference and OPTI is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted. Distribution is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted.
2. Each of the Credit Parties has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, each Transaction Document to which it is a party and to consummate the transactions contemplated thereby.
3. The execution and delivery by each of the Credit Parties of each Transaction Document to which it is a party and the consummation by the Credit Parties of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Credit Parties.
4. Each of the Transaction Documents has been duly executed and delivered by each of the Credit Parties party thereto and constitutes the legal, valid and binding obligation of the applicable Credit Party, enforceable against the applicable Credit Party in accordance with its respective terms.
5. The execution and delivery by each of the Credit Parties of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not (a) violate the provisions of the Charter or the By-Laws of such Credit Party, each as amended to date, (b) violate the provisions of the state laws of the State of New York, the DGCL or the federal laws of the United States of America, applicable to the Credit Parties, or (c) contravene, result in any breach of, or constitute a default under the NYL Agreement or the Bank Agreement.
6. No authorization, approval or consent of, and no filing or registration with, any U.S. federal or New York or Massachusetts state governmental or regulatory authority or agency, or any Delaware state governmental or regulatory authority or agency under the DGCL, is required on the part of the Credit Parties for the execution or delivery by each Credit Party of the Transaction Documents to which it is a party or the consummation by the Credit Parties of the transactions contemplated thereby.

Exhibit 4.4(a)-1

7. No registration under the Securities Act of 1933, as amended, of the Notes, and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer and sale on the date hereof of the Notes by the Company to the Purchasers in the manner governed by the Agreement.
8. The issuance of the Notes and the use of the proceeds from the sale of the Notes in accordance with the provisions of and as contemplated by the Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
9. The Company is not an investment company required to register under the Investment Company Act of 1940, as amended.

Exhibit 4.4(a)-2

EXHIBIT 4.4(b)
Form of Opinion of Special Counsel
to The Purchasers
[To Be Provided on a Case by Case Basis]

Exhibit 4.4(b)-1

EXHIBIT 4.11
Form of Subsidiary Guarantee Agreement
See attached

Exhibit 4.11

SUBSIDIARY GUARANTEE AGREEMENT
Dated as of February 12, 2015
of
IDEXX Distribution, Inc., a Massachusetts corporation
IDEXX Operations, Inc., a Delaware corporation
IDEXX Reference Laboratories, Inc., a Delaware corporation
OPTI Medical Systems, Inc., a Delaware corporation

SUBSIDIARY GUARANTEE AGREEMENT
THIS SUBSIDIARY GUARANTEE AGREEMENT, dated as of February 12, 2015 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 14.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”
PRELIMINARY STATEMENTS:
I. IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), has entered into a Multicurrency Note Purchase and Private Shelf Agreement dated as of December 19, 2014 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”). Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.
II. The Company has authorized the issuance, pursuant to the Note Agreement, of (i) 3.25% Series A Senior Notes due February 12, 2022 in the aggregate principal amount of $75,000,000 (the “Series A Notes”); (ii) 3.72% Series B Senior Notes due February 12, 2027 in the aggregate principal amount of $75,000,000 (the “Series B Notes”); and (iii) additional senior promissory notes in the aggregate principal amount of up to $50,000,000 (or the equivalent thereof in other currencies) (the “Shelf Notes”). Pursuant to the Note Agreement, the Company proposes to issue and sell its Series A Notes and its Series B Notes (collectively, the “Initial Notes”) on the Series A/B Closing Day. The Initial Notes, the Shelf Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and each individually a “Note”.
III. It is a condition to the agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect.
IV. Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement, and the incurrence of such obligations is in the best interests of such Guarantor.

NOW THEREFORE, in compliance with the Note Agreement, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:
SECTION 1. GUARANTY.
Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, Net Loss, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein, (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in the applicable currency of the obligation, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.
Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.
Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.
SECTION 2. OBLIGATIONS ABSOLUTE.
The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.
SECTION 3. WAIVER.
Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.
SECTION 4. OBLIGATIONS UNIMPAIRED.
Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.
SECTION 5. SUBROGATION AND SUBORDINATION.
(a) Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.
(b) Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.
(c) If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.
(d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e) Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.
SECTION 6. REINSTATEMENT OF GUARANTY.
This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.
SECTION 7. [INTENTIONALLY OMITTED.]
SECTION 8. COVENANTS OF EACH GUARANTOR.
Each Guarantor hereby covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain outstanding, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Note Agreement on its or their part to be performed or observed or that the Company has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR.
Each Guarantor hereby represents and warrants to each holder that each of the representations and warranties made by the Company as to its Subsidiaries or the Credit Parties in respect of such Guarantor in the Note Agreement is true and correct as to such Guarantor. Each Guarantor further represents and warrants to each holder as follows:
SECTION 9.1. AUTHORIZATION, ETC. This Guaranty Agreement has been duly authorized by all necessary corporate action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 9.2. SOLVENCY. Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.
SECTION 10. TERM OF GUARANTY AGREEMENT.
This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as (i) all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and (ii) the Issuance Period has expired, and shall be subject to reinstatement pursuant to Section 6. For avoidance of doubt, the discharge or release of any Guarantor under Section 22.11 of the Note Agreement does not discharge or release any other Guarantors that have not satisfied the conditions of that section unless this Section 10 shall have been fully satisfied.
SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 12. AMENDMENT AND WAIVER.
SECTION 12.1. REQUIREMENTS. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Sections 2, 3, 4, 5, 6, 10 or 12 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.
SECTION 12.2. SOLICITATION OF HOLDERS OF NOTES.
(a) Solicitation. Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b) Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.
(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 12 by a holder that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate (including any Guarantor) of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

SECTION 12.3. BINDING EFFECT. Any amendment or waiver consented to as provided in this Section 12 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.
SECTION 12.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.
SECTION 13. NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(a) if to any Guarantor, to such address as such Guarantor shall have specified to the holders in writing, or
(b) if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.
SECTION 14. MISCELLANEOUS.
SECTION 14.1. SUCCESSORS AND ASSIGNS; JOINDER. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

SECTION 14.2. SEVERABILITY. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 14.3. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.
SECTION 14.4. FURTHER ASSURANCES. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.
SECTION 14.5. GOVERNING LAW. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
SECTION 14.6. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.
(a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 14.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to Section 13. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c) Nothing in this Section 14.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d) THE GUARANTORS AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.
SECTION 14.7. OBLIGATION TO MAKE PAYMENT IN APPLICABLE CURRENCY. Any payment on account of an amount that is payable hereunder in a specified currency (the “Specified Currency”) which is made to or for the account of any holder in lawful currency of any other jurisdiction (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Guaranty Agreement only to the extent of the amount of Specified Currency which such holder could purchase in the London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday) on which banks in London are generally open for business following receipt of the payment first referred to above. If the amount of the Specified Currency that could be so purchased is less than the amount of Specified Currency originally due to such holder, such Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

SECTION 14.8. REPRODUCTION OF DOCUMENTS; EXECUTION. This Guaranty Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital or other similar process and such holder may destroy any original document so reproduced. Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 14.8 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

IDEXX DISTRIBUTION, INC.

By:
Name:
Title:

Notice Address for such Guarantor

IDEXX OPERATIONS, INC.

By:
Name:
Title:

Notice Address for such Guarantor

IDEXX REFERENCE LABORATORIES, INC.

By:
Name:
Title:

Notice Address for such Guarantor

OPTI MEDICAL SYSTEMS, INC.

By:
Name:
Title:

Notice Address for such Guarantor

EXHIBIT A
GUARANTOR SUPPLEMENT
THIS GUARANTOR SUPPLEMENT (this “Guarantor Supplement”), dated as of [            , 20    ] is made by [                    ], a [                    ]1 (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below.
PRELIMINARY STATEMENTS:
I. Pursuant to the Multicurrency Note Purchase and Private Shelf Agreement dated as of December 19, 2014 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold to the Purchasers (i) 3.25% Series A Senior Notes due February 12, 2022 in the aggregate principal amount of $75,000,000 (the “Series A Notes”), and (ii) 3.72% Series B Senior Notes due February 12, 2027 in the aggregate principal amount of $75,000,000 (the “Series B Notes”, and together with the Series A Notes, collectively, the “Initial Notes”). The Company has also authorized the issuance of additional senior promissory notes in the aggregate principal amount of up to $50,000,000 (or its equivalent in other currencies) (“Shelf Notes”). The Initial Notes, the Shelf Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and each individually a “Note”.
II. The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of February 12, 2015 executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 14.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).
III. The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.
IV. Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

1	Insert the jurisdiction of formation and organizational type.

NOW THEREFORE, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:
The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement, and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.6 of the Guaranty Agreement.
Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.
The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 13 of the Guaranty Agreement is set forth below.
IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor

A-2